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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Volt Information Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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February 29, 2016

Dear Shareholder:

        On behalf of our Board of Directors and management, we cordially invite you to attend our Annual Meeting of Shareholders on Thursday, June 9, 2016 (the "Meeting"). The Meeting will be held at the offices of Volt Information Sciences, Inc., located at 2401 N. Glassell Street, Orange, California 92865, at 10:00 a.m. (PDT).

        The Notice of Meeting and Proxy Statement accompanying this letter describe the business we will consider at the Meeting. Your vote is very important. I urge you to vote to be certain your shares are represented at the Meeting even if you plan to attend. Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to your proxy materials or the information forwarded by your bank, broker or other holder of record to see which methods are available to you.

Michael D. Dean
President, Chief Executive Officer and Director

Notice of Annual Meeting
of Shareholders To Be Held Thursday, June 9, 2016

        The Annual Meeting of Shareholders of Volt Information Sciences, Inc. will be held on Thursday, June 9, 2016, at the offices of the Company, located at 2401 N. Glassell Street, Orange, California 92865, at 10:00 a.m. (PDT). At the Meeting, shareholders will be asked to:

  •
  elect seven directors;

  •
  ratify the appointment of Ernst & Young LLP as the Company's independent Registered Public Accounting Firm for fiscal year 2016;

  •
  approve, on a non-binding, advisory basis, the Company's executive compensation as disclosed in these proxy materials;

  •
  approve the Company's 2015 Equity Incentive Plan; and

  •
  consider any other business, if properly raised.

        You may vote at the Meeting if you were a shareholder of the Company at the close of business on May 13, 2016, the record date for the Meeting.

By Order of the Board of Directors.

Michael D. Dean
President, Chief Executive Officer and Director

New York, New York
February 29, 2016

Please sign and return the enclosed proxy card in the postage-paid envelope provided or, if you prefer, please follow the instructions on the enclosed proxy card for voting by telephone or via the Internet. You may access additional information at www.proxyvote.com for voting instructions as well as to view the Proxy Statement and Annual Report online.

Volt Information Sciences, Inc.

Proxy Statement
2016 Annual Meeting of Shareholders

i

ii

Volt Information Sciences, Inc.
Proxy Statement
2016 Annual Meeting of Shareholders

GENERAL INFORMATION

Why did I receive this Proxy Statement?

        The Board of Directors (the "Board") of Volt Information Sciences, Inc. (the "Company", "we" or "us") is soliciting proxies for the 2016 Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, June 9, 2016, at the offices of the Company, located at 2401 N. Glassell Street, Orange, California 92865, at 10:00 a.m. (PDT) and at any adjournment of the Meeting. When the Company asks for your proxy, we must provide you with a proxy statement (this "Proxy Statement") that contains certain information specified by law. This Proxy Statement summarizes the information you need in order to vote at the Meeting.

        The Company's Annual Report, Letter to Shareholders, Notice of Annual Meeting, Proxy Statement and proxy card are being mailed to shareholders beginning on or about May 19, 2016.

What will I vote on?

        The following items:

  •
  election of seven directors;

  •
  ratification of the appointment of Ernst & Young LLP as the Company's independent Registered Public Accounting Firm for fiscal year 2016;

  •
  approval of, on a non-binding, advisory basis, the Company's executive compensation as disclosed in these proxy materials;

  •
  approval of the Company's 2015 Equity Incentive Plan; and

  •
  other matters that may properly be brought before the Meeting.

Will there be any other items of business on the agenda?

        We do not expect any other items of business at the Meeting. Nonetheless, if there is an unforeseen need, your proxy will give discretionary authority to Michael D. Dean, President and Chief Executive Officer, and Paul Tomkins, Senior Vice President and Chief Financial Officer, to vote on any other matters that may be properly brought before the Meeting. These persons will use their best judgment in voting your proxy.

Who is entitled to vote?

        Shareholders as of the close of business on the record date, which is Friday, May 13, 2016, may vote at the Meeting.

How many votes do I have?

        You have one vote at the Meeting for each share of common stock you held on the record date.

What constitutes a quorum for the Meeting?

        A quorum is necessary to conduct business at the Meeting. A quorum requires the presence at the Meeting of 35% of the outstanding shares entitled to vote, in person or represented by proxy. You are part of the quorum if you have voted by proxy. As of February 12, 2016, 20,830,457 shares of Company common stock were issued and outstanding.

How do I vote?

        You can vote either in person at the Meeting or by proxy without attending the Meeting. We urge you to vote by proxy even if you plan to attend the Meeting so we will know as soon as possible that enough votes will be present for us to hold the Meeting. If you attend the Meeting in person, you may vote at the Meeting and your earlier proxy will not be counted.

May I vote by telephone or via the Internet?

        Yes. Instead of submitting your vote by mail using the enclosed proxy card, you may be able to vote on the Internet or by telephone. Please note that there are separate Internet and telephone voting arrangements depending on whether you hold your shares:

  •
  as the registered shareholder, also known as the "shareholder" or "holder" of record (that is, if you own shares directly in your own name and they are either kept at our transfer agent or are in your possession); or

  •
  as the "beneficial owner", also known as holding the shares in "street name" (that is, if your shares are held for you by your bank, broker or other holder of record).

        If you are a registered shareholder, you may vote by telephone or via the Internet by following the instructions on your proxy card.

        If you are a beneficial owner, please refer to the information forwarded by your bank, broker or other holder of record to see which options are available to you. Most brokers and banks offer voting by telephone and via the Internet as well as by mail.

        If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for these costs.

What should I do if I want to attend the Meeting?

        All shareholders of the Company may attend the Meeting. Please bring your admission ticket or proof of ownership of the Company's stock to enter the Meeting. When you arrive at the Meeting, you may be asked to present photo identification, such as a driver's license, to be admitted.

  •
  If you are a registered shareholder, you will find an admission ticket attached as part of the proxy card sent to you. If you plan to attend the Meeting, please bring this portion of the proxy card with you to the Meeting. If you opted to receive your proxy materials electronically, please print out the admission ticket you will find online and bring it with you.

  •
  If your shares are held in the name of your bank, broker or other holder of record, please bring proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from your bank or broker is an example of proof of ownership.

        For safety and security reasons, no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

How do I vote my shares in the Volt Information Sciences, Inc. Savings Plan

        If you received this Proxy Statement because you are an employee of the Company who participates in this plan and you have shares of common stock of the Company allocated to your account under this plan, you may vote your shares held in this plan as of May 13, 2016, by mail, by telephone or via the Internet. Instructions are provided on the enclosed proxy card. The tabulator must receive your instructions by 4:00 p.m. (EDT) on June 7, 2016 in order to communicate your instructions to the plan's Trustee, who will vote your shares. Any plan shares for which we do not receive instructions from the employee will be voted by the Trustee in the same proportion as the shares for which we have received instructions.

Can I revoke or change my vote?

        Yes. If you are a shareholder of record, you have the right to revoke your proxy at any time before the Meeting by sending a signed notice to the Company's Secretary, Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036. If you want to change your vote at any time before the Meeting, you must deliver a later dated proxy by telephone, via the Internet or in writing. You may also change your proxy by voting in person at the Meeting.

        If you are a beneficial owner, please refer to the information forwarded by your broker, bank or other holder of record for procedures on revoking or changing your proxy.

What are the costs of soliciting these proxies and who will pay them?

        The Company will pay all costs of soliciting these proxies. In addition, some of our officers and employees may solicit proxies by telephone or in person. We will reimburse banks and brokers for the expenses they incur in forwarding the proxy materials to you. D.F. King & Co, Inc. will assist us with the solicitation of proxies for an estimated fee of $8,000 plus reasonable out-of-pocket costs and expenses. The agreement with D.F. King contains customary indemnification provisions.

How many votes are required for the approval of each item?

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  Item 1—A plurality of votes cast at the Meeting in person or by proxy is required for the election of each nominee to serve as a director.

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  Item 2—The affirmative vote of a majority of votes cast at the Meeting in person or by proxy is required to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2016.

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  Item 3—The affirmative vote of a majority of votes cast at the Meeting in person or by proxy is required to approve, on a non-binding, advisory basis, the Company's executive compensation as disclosed in these proxy materials. This vote is advisory and not binding on the Company, the Board or the Human Resources and Compensation Committee of the Board of Directors (the "Compensation Committee") in any way. To the extent there is any significant vote against the executive compensation as disclosed in this Proxy Statement, the Board and the Compensation Committee will evaluate what actions, if any, may be necessary to address shareholder concerns.

  •
  Item 4—The affirmative vote of a majority of votes cast at the Meeting in person or by proxy is required to approve the Company's 2015 Equity Incentive Plan.

Are abstentions and broker non-votes part of the quorum?

        Yes. Abstentions and broker non-votes count as "shares present" at the Meeting for purposes of determining a quorum.

What are broker non-votes?

        If your shares are held by a broker, the broker may require your instructions in order to vote your shares. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. If the proposal is considered "routine", the broker may vote your shares in its discretion. For other proposals, the broker may not vote your shares without your instructions. When that happens, it is called a "broker non-vote."

        Item 2 in this Proxy Statement (ratification of the appointment of Ernst & Young LLP as the Company's independent Registered Public Accounting Firm for fiscal year 2016) will be considered routine and the broker may vote your shares for this Item in its discretion. The broker is not entitled to vote your shares on the other Items unless the broker has received instructions from you.

Who will count the vote?

        Votes at the Meeting will be counted by the inspectors of election appointed by the Board.

What if I do not vote for some or all of the matters listed on my proxy card?

        If you are a registered shareholder and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:

  •
  for the nominees to the Board listed on the proxy card;

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  for the ratification of the appointment of Ernst & Young LLP as the Company's independent Registered Public Accounting Firm for fiscal year 2016;

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  for approval of, on a non-binding, advisory basis, the Company's executive compensation as disclosed in these proxy materials; and

  •
  for approval of the Company's 2015 Equity Incentive Plan.

How do I submit a shareholder proposal for the 2017 Meeting?

        There are two different deadlines for submitting shareholder proposals. If a shareholder wishes to have a proposal considered for inclusion in next year's Proxy Statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by us at our principal executive offices no later than January 1, 2017. If a shareholder intends to submit a proposal that is not intended to be included in our Proxy Statement, or to nominate a candidate for director, he or she must give the Company written notice no earlier than 150 days and no later than 120 days prior to April 30, 2017 and must otherwise comply with the requirements set forth in our Amended and Restated By-Laws (the "By-Laws"). Copies of the By-Laws are available to shareholders free of charge on request to the Company's Secretary, Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036.

Where can I find the voting results?

        We will publish voting results in a Form 8-K which we will file with the SEC shortly after the vote is certified. To view this Form 8-K online, visit the Company's Investor Relations Web site at http://www.volt.com/template_vis_investors.

        Can shareholders and other interested parties communicate directly with our Board? If so, how?

        Yes. You may communicate directly with one or more members of the Board by writing to the Company's Secretary, Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, NY 10036. The Company's Secretary will then forward all questions or comments directly to our Board or a specific director, as the case may be.

Item 1.    Election of Directors

        At this year's Meeting, the Board proposes that the following nominees, all of whom are currently serving as directors, be elected until the next annual meeting of stock holders and until their respective successors have been duly elected and qualified. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

        Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

  The Board recommends that you vote FOR each of the following nominees:

  •
  James E. Boone

  •
  Nicholas S. Cyprus

  •
  Michael D. Dean

  •
  Dana Messina

  •
  John C. Rudolf

  •
  Laurie Siegel

  •
  Bruce G. Goodman

        Please see "Directors, Executive Officers and Corporate Governance—Directors and Executive Officers" for information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees' business experience during the past five years. Such information has been furnished to the Company by the director nominees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED SHAREHOLDER MATTERS

        The following table sets forth information, as of February 12, 2016 (except as described in the footnotes to the following table), with respect to the beneficial ownership of our common stock, our only class of voting or equity securities, by (a) each person who is known to us to own beneficially more than five percent of the outstanding shares of our common stock, (b) each of the 2015 named executive officers (the "2015 Named Executive Officers"), (c) each of our directors and director nominees, and (d) all current executive officers and directors as a group. Unless otherwise indicated, the address for each individual listed below is c/o Volt Information Sciences, Inc., 1133 Avenue of Americas, New York, New York, 10036.

Name of Beneficial Owner	Shares of Common Stock(1)		Shares That May be Acquired Within 60 Days(2)	Percent of Class
Five Percent Shareholders (other than Named Executive Officers and Directors):
Deborah Shaw	2,191,739	(3)	3,000	10.19%
Linda Shaw	1,391,095	(4)	—	6.46%
Dimensional Fund Advisors, LP	1,270,716	(5)	—	5.90%
Steven A. Shaw	1,109,133	(6)	6,400	5.18%
Named Executive Officers, Directors and Director Nominees:
Jerome Shaw	2,500,225	(7)	8,000	12.00%
Glacier Peak Capital LLC / John C. Rudolf	2,203,439	(8)	36,675	10.74%
Bruce G. Goodman	702,736	(9)	39,675	3.55%
Michael D. Dean	92,987		50,000	*
Dana Messina	38,587		36,675	*
James E. Boone	23,082		36,675	*
Theresa A. Havell	17,082		39,675	*
Laurie Siegel	13,082		36,675	*
Nicholas S. Cyprus	8,082		36,675	*
Rhona Driggs	722	(10)	15,000	*
Paul Tomkins	—		—	*
All executive officers, directors and director nominees as a group (16 persons)	5,592,628		370,725	28.12%

*
Less than 1%.

(1)
Except as noted, the named beneficial owners have sole voting and investment power with respect to their beneficially owned shares.

(2)
The shares underlying all equity awards that may be exercised within 60 days are deemed to be beneficially owned by the person or persons for whom the calculation is being made and are deemed to have been exercised for the purpose of calculating this percentage, including the shares underlying options where the exercise price is above the current market price.

(3)
Based on a Schedule 13D/A filed with the SEC on April 2, 2015. Includes (i) 5,749 shares held by the William and Jacqueline Shaw Family Foundation, Inc., a charitable foundation of which Deborah Shaw, Linda Shaw and a daughter of Deborah Shaw are directors, as to which shares Deborah Shaw may be deemed to have shared voting and investment power; (ii) 71,220 shares owned by Deborah Shaw as custodian under the California Uniform Transfers to Minors Act for the benefit of her children; (iii) 103,356 shares owned by Deborah Shaw, Bruce G. Goodman

  (a director of the Company) and Linda Shaw (Deborah Shaw's sister) as trustees of a trust for the benefit of the children of Linda Shaw, as to which shares Deborah Shaw may be deemed to have shared voting and investment power; and (iv) 557,054 shares owned by Deborah Shaw and Bruce G. Goodman as trustees of a trust for the benefit of Linda Shaw's children, as to which shares Deborah Shaw may be deemed to have shared voting and investment power. The inclusion of the shares in clauses (i), (ii), (iii) and (iv) is not an admission of beneficial ownership of those shares by Deborah Shaw. Does not include (a) 23,019 shares owned by Deborah Shaw's husband; (b) 34,584 shares owned by Deborah Shaw's husband as custodian for children of Deborah Shaw; and (c) 391,243 shares held by Deborah Shaw's husband and his sister as trustees for the benefit of Deborah Shaw's children.

(4)
Includes (i) 103,356 shares held by Linda Shaw, Bruce G. Goodman (her husband and a director of the Company) and Deborah Shaw (her sister and a director of the Company) as trustees of trusts for the benefit of the children of Linda Shaw, as to which shares Linda Shaw has shared voting and investment power; and (ii) 5,749 shares held by the William and Jacqueline Shaw Family Foundation, Inc., a charitable foundation of which Linda Shaw, Deborah Shaw and a daughter of Deborah Shaw are the directors, as to which shares Linda Shaw has shared voting and investment power. The inclusion of the shares in clauses (i) and (ii) is not an admission of beneficial ownership of those shares by Linda Shaw. Does not include (a) 39,826 shares owned by Bruce G. Goodman, individually; (b) 39,675 shares underlying a stock option held by Bruce G. Goodman that were granted to him by the Company as a director of the Company; (c) 2,500 shares held by Bruce G. Goodman as trustee of an irrevocable trust for the benefit of a child of Bruce G. Goodman; and (d) 557,054 shares held by trusts for the benefit of Linda Shaw's children, of which trusts Deborah Shaw and Bruce G. Goodman are trustees.

(5)
Based on a Schedule 13G filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(6)
Based on a Schedule 13D/A filed with the SEC on May 1, 2015. Includes (i) 14,216 shares held by Steven Shaw as the sole trustee of trusts for the benefit of two nephews of Steven Shaw and (ii) 6,400 stock options issued by the Company to Steven Shaw. The inclusion of such shares is not an admission of beneficial ownership of those shares by Steven Shaw.

(7)
Includes (i) 2,394 shares held by Jerome Shaw through the Company's Employee Stock Ownership Plan, which is part of the Company's 401(k) plan; (ii) 22,951 shares held for Jerome Shaw's benefit under the "Savings Plan" feature of the Company's 401(k) plan; (iii) 8,000 shares underlying stock options issued by the Company to Jerome Shaw; (iv) 1,401,547 shares held in The Jerome and Joyce Shaw Family Trust u/d/t dated 8/6/1969; (v) 1,052,583 shares held in The Rachel Lynn Shaw Trust u/d/t dated 11/23/2001; (vi) 12,750 shares held by the Family Foundation by virtue of their position as directors of that corporation; and excludes 10,000 shares owned by Joyce Shaw individually. The inclusion of the shares in clauses (iv) and (v) is not an admission of beneficial ownership of those shares by Jerome Shaw.

(8)
Includes (i) 180,874 shares directly owned by Mr. Rudolf, 55,605 shares held in an IRA account that he controls, 30,000 shares held in an account that Mr. Rudolf controls for the benefit of his wife and 151,317 shares held in accounts that Mr. Rudolf controls for the benefit of other family members and (ii) 1,785,643 shares owned by the Glacier Peak U.S. Value Fund, L.P., of which Mr. Rudolf may be deemed to be the beneficial owner.

(9)
Includes (i) 2,500 shares owned by Bruce G. Goodman as trustee of a trust for the benefit of his one of his children; (ii) 103,356 shares owned by Bruce G. Goodman, Linda Shaw (his wife), and Deborah Shaw (a director of the Company) as trustees of trusts for the benefit of the children of Linda Shaw, as to which shares Bruce G. Goodman may be deemed to have shared voting and investment power; and (iii) 557,054 shares owned by Bruce G. Goodman and Deborah Shaw as trustees of a trust for the benefit of Linda Shaw's children, as to which shares Bruce G. Goodman may be deemed to have shared voting and investment power. The inclusion of the shares in clauses (i), (ii) and (iii) is not an admission of beneficial ownership of those shares by Bruce G. Goodman. Does not include 1,281,990 shares owned by Bruce G. Goodman's wife individually.

(10)
722 shares held for Rhona Driggs' benefit under the Company's 401(k) plan.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

        The names of our current directors and executive officers and their ages, positions, biographies and outside directorships are set forth below. Also included for our directors is information regarding their specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve on our Board. Our executive officers are appointed by, and serve at the discretion of, our Board. This information is as of February 23, 2016.

Name	Age	Position(s)
Executive Officers and Executive Directors
Michael D. Dean	52	President, Chief Executive Officer and Director
Jerome Shaw	89	Executive Vice President
Paul Tomkins	58	Senior Vice President and Chief Financial Officer
Bryan Berndt	59	Controller and Chief Accounting Officer
Rhona Driggs	50	Senior Vice President, North America Staffing
Richard Herring	58	Senior Vice President and Managing Director, Europe and Asia Staffing
Sharon H. Stern	53	Senior Vice President—Legal Affairs and Secretary
Louise Ross	67	Vice President—Human Resources
Kevin Hannon	47	Vice President and Treasurer
Non-Executive Directors
Dana Messina	54	Director
Bruce G. Goodman	67	Director
Theresa A. Havell*	69	Director
John C. Rudolf	67	Director
James E. Boone	67	Director
Nicholas S. Cyprus	62	Director
Laurie Siegel	59	Director

*
Director who is not standing for re-election.

Executive Officers and Executive Directors

        Michael D. Dean has been a director since May 2015 and our President and Chief Executive Officer since October 19, 2015. Mr. Dean previously served as Interim President and Chief Executive Officer of the Company from June 2015 until October 2015 and Chairman of the Board (the "Chairman") from May 2015 until October 2015. From March 2013 until May 2015, Mr. Dean had a break in service. He was Chief Executive Officer of Nature's Sunshine Products, Inc. from July 2010 until March 2013. He also served as a director on its board from May 2009 until March 2013 and as a member of its audit committee from June 2009 until March 2010. From 2003 to 2010, Mr. Dean was Chief Executive Officer of Mediaur Technologies, Inc., a privately-held satellite technology company that provides proprietary antenna system solutions for commercial and government applications. Before Mediaur, Mr. Dean was Executive Vice President of ABC Cable Networks Group, a multi-billion dollar global division of The Walt Disney Company, where he ran all of the division's non-creative operations including Affiliate Sales and Marketing, Finance, Legal, Broadcasting Operations, IT, Human Resources, and Business Development. Earlier at Disney, he was Senior Vice President of Corporate Strategic Planning, responsible for all corporate strategy, development, and M&A in Disney's broadcasting, cable, and film studio businesses. Before Disney, Mr. Dean was a strategy consultant with

Bain & Company. He holds an MBA from the Harvard Business School. Mr. Dean brings to our Board substantial managerial, operational and strategy experience.

        Jerome Shaw co-founded the Company in 1950 with his brother, has served as Executive Vice President since 1957 (when the present company was organized), served as Secretary of the Company from 1957 until 2014 and has been employed in executive capacities by the Company and its predecessors since 1950. Mr. Shaw continues to provide valuable leadership through his deep understanding of our business, operations, services, products, customers, suppliers and employees. Mr. Shaw served on the Board from April 2012 to May 2015.

        Paul Tomkins has been our Senior Vice President and Chief Financial Officer since March 2015. From August 2014 to March 2015, Mr. Tomkins had a break in service. From May 23, 2011 to July 30, 2014, Mr. Tomkins served as the Executive Vice President and Chief Financial Officer at Reader's Digest Association, Inc., where he oversaw all aspects of finance and accounting and played an integral role in managing a number of important non-core business divestitures. Prior to his role at Reader's Digest, Mr. Tomkins spent 27 years at AT&T, where he most recently served as the Vice President and Controller of AT&T Business Solutions and previously held a number of other financial management positions. Mr. Tomkins is a Certified Public Accountant and is a member of the American Institute of CPAs and the NJ Society of CPAs. He earned his MBA with an emphasis in International Finance from Seton Hall University.

        Bryan Berndt has been our Controller and Chief Accounting Officer since April 2015. From April 2012 until March 2015 Mr. Berndt was the Controller and Chief Accounting Officer of Reader's Digest Association, Inc. From December 2011 to April 2012 Mr. Berndt had a break in service. From 2008 until December 2011 he was Treasurer and Vice President of Finance at Bowne & Co., Inc. Prior to 2008, he was Controller of Loews Cineplex Entertainment and a Senior Manager for PricewaterhouseCoopers. Mr. Berndt is a Certified Public Accountant and Chartered Global Management Accountant. He holds a Masters in Taxation from Fordham University, the Gabelli Graduate School of Business and a Bachelor of Business Administration in Public Accounting from Pace University.

        Rhona Driggs has been our Senior Vice President—North American Staffing since November 2013 and has been employed by us since 1996. Prior to her appointment as Senior Vice President—North America Staffing, she served in various roles with increased responsibilities within our Staffing Service segment including Regional Manager and Regional Vice President. Prior to joining us, Ms. Driggs held various positions of increasing responsibility at Kelly Services from 1990-1996.

        Richard Herring has been our Senior Vice President and Managing Director of Europe and Asia Staffing operations since December 2010 and joined the Company in January 2006 as European Staffing Services Director. Prior to joining the Company, he served as a Director of TheSkillsMarket Limited, a software company providing services to recruitment companies, between September 2004 and January 2006. Between August 1988 and July 2004, Mr. Herring worked in various sales and operational capacities at the U.K.-based recruitment company Reed Personnel Services PLC, and was a director of this company between January 1999 and July 2004. Mr. Herring has also served as an elected executive of the U.K.-based trade body The Association of Professional Staffing Companies for two separate terms, 2001 to 2004 and 2007 to 2010, fulfilling the role of chairman in 2009-2010.

        Sharon H. Stern has been our Senior Vice President of Legal Affairs since May 2014 and our Secretary since June 2014. Immediately prior to joining the Company in May 2014, she was a partner at the law firm of Troutman Sanders LLP, where she worked since 2005. Prior to 2005, Ms. Stern worked at the predecessor firm of Troutman Sanders LLP starting in October 1988. Ms. Stern has over 25 years of legal experience focusing on corporate governance and business litigation matters. Ms. Stern holds a Bachelor of Arts degree in Psychology from the State University of New York at Albany and a Juris Doctor degree from the New York University School of Law.

        Louise Ross has been our Vice President of Human Resources since September 2006 and has been employed by the Company in executive capacities in its human resource departments since 1993. Prior to joining Volt, Ms. Ross held various management positions in human resources with extensive experience in program development, compensation/benefits, employee and labor relations and employment law. Ms. Ross was an adjunct professor for the New School University, graduate management program in Human Resources. She also taught compensation and employee benefits for undergraduate programs. She holds a Master's Degree from the New School University in Human Resources Management along with an undergraduate degree in Business Management from Marymount Manhattan College.

        Kevin Hannon has been our Vice President and Treasurer since March 2015. Previously, he was our Assistant Treasurer since January 2008. Prior to joining the Company, Mr. Hannon was an Assistant Treasurer and Finance Manager with Atlas Copco North America, Inc., and also gained extensive financial regulatory experience as a bank examiner with the US Treasury Department. In addition to undergraduate degrees in Business and Economics, Mr. Hannon obtained his MBA from Rutgers Business School in Strategic Management and Finance, and he also has the CTP (Certified Treasury Professional) designation.

Non-Executive Directors

        Dana Messina has served as Chairman of our Board since October 2015 and has been a director since May 2015. Mr. Messina was Chief Executive Officer and a director of Steinway Musical Instruments from August 1996 to October 2011. Mr. Messina also owns and serves as the President of Kirkland Messina LLC, a firm founded in 1994 that specializes in financial advisory services. Prior to founding Kirkland Messina, Mr. Messina was a Senior Vice President in the High Yield Bond Department at Drexel Burnham Lambert Incorporated. Mr. Messina graduated magna cum laude from Tufts University with a Bachelor's of Science in mechanical engineering, and received an MBA from the Harvard Business School. Mr. Messina brings to our Board significant operating and financial expertise as well as substantial experience as a public company director.

        Bruce G. Goodman has been a director since May 2000. He has been General Counsel of Shepherd Kaplan LLC (an investment advisor registered with the SEC) since April 2008. From April 1995 to April 2008, he was a partner of the law firm of Hinckley, Allen & Snyder LLP. In addition to his perspective as a non-management director, Mr. Goodman provides to the Board experience as a business lawyer with substantial experience and insight into the investment markets obtained as general counsel to an investment advisory firm.

        Theresa A. Havell has been a director since April 2004. She has been President and Chief Investment Officer of Havell Capital Management LLC (a money management company) since 1996. Prior to 1996, Ms. Havell was a partner, member of the Executive Committee, Director and Chief Investment Officer of the Fixed Income Group of NeubergerBerman (an investment management firm). Ms. Havell contributes vast experience and knowledge in the investment and financing markets and economic conditions to the Board derived from her money management and investment experience.

        John C. Rudolf has been a director since March 2015. Mr. Rudolf currently serves as President and Senior Portfolio Manager of Glacier Peak Capital LLC, an investment advisory firm registered with the SEC he founded in July 2012. From April 1996 until July 2012, Mr. Rudolf served as a Managing Member and founder of Summit Capital Group, an independent investment advisory firm registered with the SEC managing individual accounts and several private investment funds. From 1975 until 1996, Mr. Rudolf served in various positions at Oppenheimer & Co., Inc., including partner in charge of Oppenheimer's Pacific Northwest operations from 1988 until 1996. Mr. Rudolf has served on the board of directors of Detrex Corporation, a leading manufacturer of high performance specialty chemicals including additives for industrial petroleum products and high purity hydrochloric acid, since November 2012. Mr. Rudolf brings to our Board substantial experience and knowledge as a professional investor and the perspective of a substantial, long-term shareholder in our Company.

        James E. Boone has been a director since May 2015. Mr. Boone has been an independent executive management consultant and angel investor since 2013. From June 2011 to May 2012, Mr. Boone served as an advisor to the Chief Executive Officer of the Company and, from June 2011 to December 2012, as President and Chief Executive Officer of ProcureStaff Technologies, Ltd., a then separate business unit of the Company providing specialized software applications to manage temporary staffing, project work, and other human capital services. From January 2009 to June 2011, Mr. Boone served as President and Chief Executive Officer of Impellam Group PLC, North America, a provider of staffing solutions and managed services for workforce needs globally. From 2003 to January 2009, Mr. Boone served as a Managing Partner of Windship Partners, LLC, a senior level executive search firm that he founded, which later merged with NGS Global Americas, LLC. Prior to that, he was Chairman, Global Operating Committee, and President, Americas Region for Korn/Ferry International, and served as Senior Executive Search Partner and member of the Global Executive Committee at Heidrick & Struggles. Mr. Boone has extensive managerial and operational experience and background working with staffing and executive search firms, including the Company. Mr. Boone graduated magna cum laude from the University of Louisville with a Bachelor's of Science in Commerce.

        Nicholas S. Cyprus has been a director since May 2015. Mr. Cyprus has been a member of the board of directors of DigitalGlobe, Inc. since May 2009 and the board of directors of The Reader's Digest Association, Inc. since June 2012. He is the Chairman of the audit committees of both boards and serves on the governance & nominating committee of DigitalGlobe, Inc. He also provides advisory services for several smaller clients. From December 2006 to March 2013, Mr. Cyprus was employed by General Motors Company, most recently as Vice President, Controller and Chief Accounting Officer. Prior to joining GM in 2006, Mr. Cyprus was Senior Vice President, Controller and Chief Accounting Officer for The Interpublic Group of Companies, Inc., one of the world's largest advertising and marketing services companies. Before Interpublic, Mr. Cyprus held positions of increasing responsibility at AT&T for more than 22 years, serving in his most recent role as Vice President, Controller and Chief Accounting Officer from 1999 to 2004. Mr. Cyprus earned his Bachelor's degree in accounting from Fairleigh Dickinson University and an MBA from New York University, Stern School of Business. He is an active Certified Public Accountant in the State of New Jersey. Mr. Cyprus brings to our Board valuable managerial, financial and accounting experience serving companies with global operations.

        Laurie Siegel has been a director since May 2015. Ms. Siegel has been the President of LAS Advisory Services, a firm providing advice to organizations on issues related to talent management, succession planning, organizational capability and culture since January 2013. Ms. Siegel was the Chief Human Resource Officer at Tyco International Ltd. from January 2003 until November 2012. She joined the company as part of a new leadership team charged with restoring the company's reputation, financial health and governance practices. Ms. Siegel had responsibility for rebuilding the leadership team, executing a strategy to restore the confidence of the company's employees and building an HR function with deep expertise in global human resource practices. Since February 2009, Ms. Siegel has been a member of the board of directors of, and Chair of the Compensation Committee of, CenturyLink, Inc., a broadband, telecommunications and data hosting company, and a director of FactSet Research Systems Inc., a multinational financial data and software company. Ms. Siegel has an MBA and a Master's degree in City and Regional Planning, both from Harvard University. She completed her Bachelor's degree at the University of Michigan. Ms. Siegel serves as an advisor to the G100 Network and teaches at the Ross School of Business at the University of Michigan and the Cornell School of Industrial and Labor Relations. Ms. Siegel brings to our Board substantial experience as a human resources executive with large global enterprises as well as substantial public company board experience.

Corporate Governance

        The Company's business and affairs are managed and under the direction of the Board. Members of the Board are kept informed of the Company's business through discussions with the Company's Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Our Board has standing Audit, Nominating/Corporate Governance, Compensation and (until disbanded on May 11, 2015) Executive Committees. The Company's policies and procedures with respect to the Board, as well as information regarding the roles and responsibilities of Board committee chairs and their committees, which are comprised solely of independent directors, are set forth in the committee charters and in our Corporate Governance Guidelines, copies of which are available in the Investors & Governance section of the Company's website, at www.volt.com.

        The Board held 13 meetings during fiscal year 2015. No director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings of committees of the Board on which such director served. All directors attended the 2015 Annual Meeting.

Audit Committee

        The Audit Committee provides assistance to the Company's directors in fulfilling the Board's oversight responsibility as to the Company's accounting, auditing and financial reporting practices and as to the quality and integrity of the publicly distributed financial reports of the Company. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to issue audit reports on our financial statements and internal control over financial reporting. The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities.

        Among its functions, the Audit Committee reviews:

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  the audit plans and findings of our independent registered public accounting firm and our internal audit activities, as well as the results of regulatory examinations, and tracks management's corrective action plans where necessary;

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  our financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm;

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  our financial risk and internal control procedures, and significant tax and legal matters.

        Each member of the Audit Committee, Nicholas S. Cyprus (Chair), Bruce G. Goodman, Dana Messina and John C. Rudolf, is financially literate and meets the current independence requirements for Audit Committee membership under both the rules of the SEC and the NYSE MKT Exchange ("NYSE:MKT"). The Board has determined that Nicholas S. Cyprus is an "audit committee financial expert" within the meaning of the applicable SEC rules and possesses accounting and related financial management expertise within the meaning of the rules of the NYSE:MKT.

        The Audit Committee operates under a written charter, adopted by our Board, whose adequacy is reviewed at least annually. The Audit Committee held 16 meetings during fiscal year 2015.

Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee consists of Bruce G. Goodman (Chair), Nicholas S. Cyprus, Dana Messina, John C. Rudolf and Laurie Siegel. The Nominating/Corporate Governance Committee is comprised entirely of directors determined by the Board to be "independent" for purposes of the applicable NYSE:MKT rules.

        The Nominating/Corporate Governance Committee operates under a written charter adopted by our Board. The responsibilities of the Nominating/Corporate Governance Committee include: identifying, evaluating and recommending to the Board prospective nominees for director; reviewing the Company's corporate governance policies and making recommendations to the Board from time to time regarding matters of corporate governance; and reviewing the performance of the Board and its members. The Nominating/Corporate Governance Committee has not established a formal process to identify and evaluate prospective nominees for director. However, in considering individuals for nomination to stand for election, the Nominating/Corporate Governance Committee will consider: (1) the current composition of directors and how they function as a group; (2) the skills, experiences or background, and the personalities, strengths, and weaknesses of current directors; (3) the value of contributions made by individual directors; (4) the need for a person with specific skills, experiences or background to be added to the Board; (5) any anticipated vacancies due to retirement or other reasons; and (6) other factors may enter into the nomination decision. The Nominating/Corporate Governance Committee endeavors to select nominees that contribute requisite skills and professional experiences in order to advance the performance of the Board of Directors and establish a well-rounded Board with diverse views that reflect the interests of our shareholders. The Nominating/Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for directors, however, there is no formal policy in this regard. The Nominating/Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, in addition to traditional concepts of diversity. The Nominating/Corporate Governance Committee held 20 meetings during fiscal year 2015.

Compensation Committee

        The Compensation Committee consists of Laurie Siegel (Chair), Theresa A. Havell and James E. Boone. The Compensation Committee is comprised entirely of directors determined by the Board to be "independent" for purposes of the applicable NYSE:MKT rules. The Compensation Committee operates under a written charter adopted by our Board. Under its charter, the Compensation Committee may delegate authority to any subcommittee comprised solely of Compensation Committee members who are independent directors. The Compensation Committee is responsible for establishing, implementing and monitoring the Company's executive compensation policies and program. The Company's executive compensation program is designed to meet three principal objectives:

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  attract, motivate and retain the talented executives who are a critical component of the Company's long-term success by providing each with a competitive total compensation package;

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  ensure that executive compensation is aligned with both the short and long-term interests of shareholders; and

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  motivate and reward high levels of team and individual performance.

        For a portion of fiscal year 2015, the Compensation Committee retained the services of Chernoff Diamond, an independent compensation consultant, as its compensation consultant. ClearBridge Compensation Group, LLC ("ClearBridge"), also an independent compensation consultant, succeeded Chernoff Diamond as advisor to the Compensation Committee in June of 2015. Both consultants were retained by the Compensation Committee. The Compensation Committee provides direction to its compensation consultants with respect to its role in reviewing management recommendations, attending committee meetings, and with respect to other matters related to the scope of the compensation consultant's engagement. The Compensation Committee held 13 meetings during fiscal year 2015.

        Additional information regarding the Compensation Committee and our policies and procedures regarding executive compensation, including the role of compensation advisors and executive officers in recommending executive compensation, is provided in the "Compensation Discussion and Analysis" section of this Proxy Statement.

Executive Committee

        The Executive Committee consisted of Ronald Kochman, Bruce G. Goodman, Theresa A. Havell, Mark N. Kaplan and William H. Turner. The Executive Committee operated under a written charter adopted by our Board. Four of the five members of the Executive Committee were independent, non-management directors. The responsibilities of the Executive Committee included all of those exercised by the full Board, other than those matters which were expressly delegated to another committee of the Board or matters which, by law, could not be delegated by the Board to a committee of the Board. The Executive Committee held eight meetings during fiscal year 2015 and disbanded as of May 11, 2015.

Board Leadership Structure

        We have always made the decision on whether to combine or separate the roles of Chief Executive Officer and Chairman based on what was in the best interests of the Company's stockholders based on the circumstances at the time. During his tenure as Interim President and Chief Executive Officer, Mr. Dean continued to serve as Chairman. We felt this would result in operational efficiencies given that that Mr. Dean was already serving as Chairman at the time he was appointed to the interim position. As of October 19, 2015, Dana Messina serves as our independent, non-executive Chairman. We believe this structure is appropriate during this time, as it allows Mr. Dean, as the Chief Executive Officer, to focus on leading the Company's business at a time when we are actively seeking to advance the Company's financial position. Our Chairman chairs meetings of our independent directors. Our independent directors meet regularly without management, including our Chief Executive Officer, and are active in the oversight of our Company. Our Board and each Board committee has access to members of our management and the authority to retain independent legal, accounting or other advisors as they deem necessary or appropriate. During fiscal year 2015, our former Chief Executive Officer did not serve on any Board committee, other than the Executive Committee, and our current CEO Mr. Dean does not serve on any Board committee.

        Our Audit Committee Chairman fulfilled the role of chairing meetings of our independent directors until May 10, 2015. Since then, our Chairman has fulfilled this responsibility. In such role, the Chairman:

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  chairs meetings and executive sessions at which only the independent directors attend; and

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  recommends to the Chief Executive Officer the retention of outside advisors and consultants who report directly to the Board.

        We believe that our Board leadership structure provides an appropriate balance between strong and strategic leadership and independent oversight of our Company, and that our Board leadership structure continues to serve the best interests of our Company and shareholders.

Risk Oversight

        The Audit Committee of our Board oversees our risk management process. The day-to-day responsibility for our risk management process rests with our Chief Executive Officer, Senior Vice President and Chief Financial Officer, and our Vice President of Risk Management. Our Senior Vice President and Chief Financial Officer and our Vice President of Risk Management provide periodic updates to the Audit Committee regarding, among other things, risk assessments and actions taken to mitigate risk. In addition, our Director of Internal Audit, and during periods when that position is vacant, our Vice President of Risk Management, reports directly to the Chairman of the Audit Committee and provides periodic updates to the Audit Committee regarding risk management issues, particularly those regarding accounting and finance-related risks. Periodic updates regarding claims against our Company are also provided to our Board by our Vice President of Risk Management and attorneys in the Company's legal department.

Code of Business Conduct and Ethics

        The Company has a Code of Business Conduct and Ethics. Directors, officers and all employees of the Company must act in accordance with these policies. The Code of Business Conduct and Ethics requires, among other things, all employees to engage in honest and ethical conduct in performing their duties, provides guidelines for the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and provides mechanisms to report unethical conduct.

        Please see the section entitled "Availability of Corporate Governance Documents" below for information on how to view or obtain a copy of our Code of Business Conduct and Ethics.

Corporate Governance Guidelines

        As a part of our Board's commitment to sound corporate governance, our Board has adopted a set of Corporate Governance Guidelines, which guides the operation of the Board and its committees. The Nominating/Corporate Governance Committee reviews our Corporate Governance Guidelines at least annually and recommends any changes to our Board for its consideration and approval.

        Our Corporate Governance Guidelines cover, among other topics:

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  board structure and composition;

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  director independence;

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  board member nomination and eligibility requirements;

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  board leadership and executive sessions;

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  committees of the board;

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  director responsibilities;

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  board and committee resources, including access to officers, employees and independent advisors;

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  director compensation;

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  director orientation and ongoing education;

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  succession planning; and

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  board and committee self-evaluations.

        Please see the section entitled "Availability of Corporate Governance Documents" below for information on how to view or obtain a copy of our Corporate Governance Guidelines.

Availability of Corporate Governance Documents

        To learn more about the Company's corporate governance and to view our Corporate Governance Guidelines, Code of Business Conduct and Ethics, other significant corporate policies and all charters of committees of the Board, please visit the Investors & Governance section of the Company's website, www.volt.com. Copies of these documents are also available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Shareholder Relations. The telephone number for this office is 212-704-7921.

Procedures for Recommending Directors

        There have been no material changes to the procedures by which our shareholders may recommend nominees to our Board from those procedures set forth in our By-Laws. According to our By-Laws, in order to do so, a shareholder must give us written notice not less than 120 days nor more than 150 days prior to the one-year anniversary of the date of the notice of the annual meeting of shareholders that was held in the immediately preceding year.

        Shareholders may submit names of qualified director candidates, together with detailed information on the proposed candidates' backgrounds, to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Secretary—Director Candidates, for referral to the Nominating/Corporate Governance Committee for consideration.

Family Relationships

        Bruce G. Goodman, a director of the Company, is the husband of Linda Shaw who is (i) the daughter of William Shaw, who co-founded the Company in 1950 and served as its President and Chief Executive Officer until his death in March 2006 and (ii) the niece of Jerome Shaw, an Executive Vice President of the Company. There are no other family relationships among the executive officers or directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such persons are required by the SEC to furnish the Company with copies of all Section 16(a) forms that they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from certain reporting persons, all required Section 16(a) filings applicable to its directors, executive officers and greater-than-ten-percent beneficial owners were properly filed during fiscal year 2015 except that, due to administrative oversight, a Form 4 for Mr. Rudolf, reporting on the acquisition of 8,082 shares of common stock and the grant of 36,675 stock options on June 29, 2015 and the acquisition of 7,932 shares of common stock on June 30, 2015 was filed late.

Indemnification; Insurance

        New York law permits a corporation to purchase insurance covering a corporation's obligation to indemnify directors and officers and also covering directors and officers individually, subject to certain limitations, in instances in which they may not otherwise be indemnified by the corporation. The Company maintains insurance policies with various insurance companies covering reimbursement to the Company for any obligation it incurs as a result of indemnification of officers and directors and also covering indemnification for officers and directors individually in certain cases where additional exposure might exist. The policies expire May 1, 2016. The annual premium cost of the policies is $592,725. These policies are with five different companies as follows: Illinois National Insurance Company (AIG) for the first $10.0 million of coverage, Zurich American Insurance Company for the next $10.0 million of coverage, Continental Casualty Company for the next $10.0 million of coverage, Axis Insurance Company for the next $5.0 million of coverage and Federal Insurance Company for the next $15.0 million of coverage. Federal's policy does not cover reimbursement to the Company. The Company is self-insured for the first $1.0 million per incident for securities claims, employment practices and other claims.

AUDIT COMMITTEE REPORT

        The Audit Committee met and held discussions with management and the Company's independent Registered Public Accounting Firm. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent Registered Public Accounting Firm.

        The Audit Committee discussed with the independent Registered Public Accounting Firm matters to be discussed as required by the Public Company Accounting Oversight Board (PCAOB), rules of the Securities and Exchange Commission, and other applicable regulations.

        In addition, the Audit Committee has reviewed and discussed with the Company's independent Registered Public Accounting Firm the firm's independence from the Company and its management. The Audit Committee received from the independent Registered Public Accounting Firm the written disclosures and the letter regarding its independence as required by the PCAOB's applicable requirements.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2015, as filed with the Securities and Exchange Commission ("SEC"). The Audit Committee also has appointed Ernst & Young LLP as the Company's independent Registered Public Accounting Firm for fiscal year 2016.

Nicholas S. Cyprus (Chair) Bruce G. Goodman Dana Messina John C. Rudolf

Item 2.    Proposal to Ratify the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm

        The members of our Audit Committee and our Board believe that the continued retention of Ernst & Young LLP as our independent Registered Public Accounting Firm is in the best interests of the Company and its shareholders.

        In light of this, our Audit Committee has appointed Ernst & Young LLP as our independent Registered Public Accounting Firm for fiscal year 2016. We are submitting the appointment of our independent registered public accounting firm for shareholder ratification at the Meeting, although we are not legally required to do so. If our shareholders do not ratify the appointment, our Audit Committee will reconsider whether to retain Ernst & Young LLP, but may still retain them. Even if the appointment is ratified, the Audit Committee may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

        Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries. A representative of Ernst & Young LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

        The Board will offer the following resolution at the Meeting:

        RESOLVED: That the appointment by the Board of Ernst & Young LLP to serve as the independent Registered Public Accounting Firm of the Company for fiscal year 2016 be, and hereby is, ratified and approved.

        Your Board recommends that you vote FOR this item. Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this item.

Item 3.    Advisory Vote on Executive Compensation ("Say-on-Pay")

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our 2015 Named Executive Officers (each, a "NEO") as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC under Section 14A of the Securities and Exchange Act of 1934, as amended. At the 2014 annual meeting of the shareholders, our shareholders approved holding say-on-pay advisory votes biennially. During fiscal year 2015, the Board approved a change from holding say-on-pay advisory votes biennially to holding such votes annually. Therefore, beginning with the Meeting, we will hold say-on-pay advisory votes on an annual basis.

        The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our 2015 Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against the 2015 Named Executive Officers' compensation, the Board and the Compensation Committee will evaluate what actions, if any, may be necessary to address the concerns of our shareholders.

        Our compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase shareholder value. We believe that our executive compensation program for fiscal year 2015 is competitive and provides an appropriate balance between risks and rewards. Accordingly, the Board will present the following resolution at the Meeting:

        RESOLVED, that our shareholders approve, on an advisory basis, the executive compensation program for the 2015 Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and narrative disclosures included in this Proxy Statement.

        Your Board recommends that you vote FOR, on a non-binding, advisory basis, the compensation of our 2015 Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and narrative disclosures included in this Proxy Statement.

EXECUTIVE COMPENSATION

Executive Summary

Fiscal year 2015 was a transition year for us in many respects.

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We have been keenly focused during fiscal year 2015 on returning the Company to a vibrant, profitable and growing company.

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We are actively taking steps to capitalize on our strong brand, solid roster of Fortune 500 customers, and the fact that we are currently operating in a growing industry.

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In order to fulfill the vision we have for our business and our shareholders, it is imperative that we have the right people in place to effect meaningful change and grow our business.

We began making progress toward this end in a number of ways during fiscal year 2015:

1.  Strategic Change in Leadership

        Appointment of Michael D. Dean as our new Chief Executive Officer:    Effective June 25, 2015, the Board appointed Michael D. Dean to the position of Interim President and Chief Executive Officer. At the time of his appointment, Mr. Dean was serving as Chairman. During his time as Interim President and Chief Executive Officer, Mr. Dean made significant strides in carrying out our business plan and provided a fresh perspective on how to better maximize our performance going forward. The Board appointed Mr. Dean to the position of President and Chief Executive Officer, effective October 19, 2015. Since his appointment, Mr. Dean has taken steps to implement his strategic plan, which includes (1) improving our balance sheet and simplifying our corporate structure; (2) reducing costs and enhancing margins; and (3) generating top line growth.

        Appointment of Paul Tomkins as our new Chief Financial Officer:    On March 23, 2015, we appointed Paul Tomkins to the position of Senior Vice President and Chief Financial Officer of the Company. Mr. Tomkins most recently served as the Executive Vice President and Chief Financial Officer at Reader's Digest Association, Inc. for over three years. Prior to his role at Reader's Digest, Mr. Tomkins served as the Vice President and Controller of AT&T Business Solutions and held various other financial management positions over 27 years with AT&T.

        Change in Board Leadership:    At the 2015 annual meeting of our shareholders, our shareholders elected six new directors to the Board: Michael D. Dean, Dana Messina, James E. Boone, Nicholas S. Cyprus, Laurie Siegel and John C. Rudolf. Upon his appointment to the position of President and Chief Executive Officer, Mr. Dean stepped down as Chairman, but continues to serve as a member of our Board. On October 19, 2015, the Board appointed Dana Messina to the position of Chairman.

2.  Continuing Progress on Initiatives Undertaken to Enhance our Liquidity Position & Shareholder Value

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  We actively manage our portfolio of business units. We have exited non-core businesses that were incurring losses and core businesses that were marginally profitable.

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  During fiscal year 2015, significant divestitures included the sale of our printing and publishing business in Uruguay and the sale of substantially all of the assets of our telecommunications infrastructure and security services business.

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  During the first quarter of fiscal year 2016, we completed the sale of our staffing business in Uruguay.

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  The above transactions netted nominal proceeds, however, we expect these transactions will be accretive to future operating cash flows.

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  In October 2015, the Board approved a plan to sell our information technology infrastructure services business, which we hope to complete within fiscal year 2016.

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  In the first quarter of fiscal year 2016, we implemented a cost reduction plan as part of our overall initiative to become more efficient, competitive and profitable. We estimate that we will incur restructuring charges of approximately $3.0 million throughout fiscal year 2016, primarily resulting from a reduction in workforce in conjunction with facility consolidation and lease termination costs.

3.  Revamping our Compensation Programs in Order to Better Attract and Retain High-Performing Industry Talent

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  In connection with management changes, management and the Compensation Committee commenced a fresh and holistic review of our existing executive compensation programs.

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  Prior to this review, our compensation programs took into consideration, among other things, the terms of the executive's existing contractual arrangement(s), business unit performance, and individual contributions to strategic initiatives. In addition, the structure of our compensation programs varied considerably from one executive to another. The programs, in some cases, were restrained by pre-determined contractual obligations, overly emphasized short-term results, lacked necessary ownership elements and did not fully align with interests of our shareholders.

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  Following discussions with management and our independent compensation consultants, the Compensation Committee determined that our executive compensation programs needed to be revamped in order to motivate and reward job performance that improves our financial performance, profitably grows our businesses, and supports the creation of long-term sustainable value for our shareholders.

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  To achieve this objective, we are establishing a pay-for-performance imperative for our executive compensation programs relating to fiscal year 2016 and beyond.

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  During fiscal year 2015, our Board approved a change from holding say-on-pay advisory votes biennially to holding such votes on an annual basis. Therefore, beginning with the Meeting, we will hold annual say-on-pay advisory votes. This change is just one of the steps we took during fiscal year 2015 to demonstrate our commitment to establishing a pay-for-performance culture aligned with shareholders' interests.

        To ensure our compensation programs are aligned with this overall pay philosophy, in fiscal year 2015, the Compensation Committee adopted the following principles which are intended to guide the design of our on-going compensation programs beginning in fiscal year 2016:

Motivate and reward executives for results by:	• Structuring incentive payouts tied to the achievement of our business strategy and goals • Emphasizing performance-based pay, with a longer-term focus for our leadership team

Align executive interests with shareholder interests by:	• Utilizing short-term and long-term pay elements (i.e., cash and equity) to best support business objectives and reinforce the creation of shareholder value

Attract, motivate and retain outstanding executive talent by:

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Setting pay levels to attract, retain and reward top performing executives, basing individual pay decisions on a number of factors including experience, performance, internal equity, historical pay, the external market and existing contractual obligations (negotiated based on the other factors noted)

  2014 Shareholder Say-on-Pay Vote

        At the 2014 Annual Meeting of Shareholders, the Company held a "say-on-pay" advisory vote on the executive compensation program of the Company's Named Executive Officers for the 2014 fiscal year. The Company's shareholders approved the compensation of the Company's 2014 Named Executive Officers, with over 81% of shareholder votes cast in favor of the executive compensation program for the Company's 2014 Named Executive Officers. The Compensation Committee considered the support our shareholders expressed for our executive compensation program for that year and did not make any significant changes to the core elements of our compensation program for fiscal year 2015. However, as discussed above, we are in the process of making significant changes to our executive compensation programs for fiscal year 2016. The Compensation Committee will consider results from this year's shareholder advisory vote in its ongoing evaluation of the Company's executive compensation programs and practices.

Compensation Discussion & Analysis

  •
  This Compensation Discussion and Analysis (the "CD&A") describes our executive compensation philosophy and programs, the compensation decisions made under those programs, and the considerations in making those decisions.

  •
  This year, our CD&A not only describes the compensation philosophy and programs applicable to fiscal year 2015, but, where applicable, discusses changes to our compensation philosophy that we have implemented or intend to implement going forward.

Our 2015 Named Executive Officers

        This CD&A focuses on the compensation of our 2015 Named Executive Officers for fiscal year 2015, who were:

  •
  Michael D. Dean, President and Chief Executive Officer

  •
  Ronald Kochman, Former President and Chief Executive Officer

  •
  Paul Tomkins, Senior Vice President and Chief Financial Officer

  •
  James Whitney, Former Senior Vice President and Chief Financial Officer

  •
  Jerome Shaw, Executive Vice President

  •
  Rhona Driggs, Senior Vice President—North America Staffing

  •
  Lori Larson, Former Senior Vice President—North America Staffing

        Mr. Kochman's employment with us terminated effective June 25, 2015, Mr. Whitney's employment with us terminated effective March 20, 2015 and Ms. Larson's employment with us terminated effective November 1, 2015.

Snapshot of our Current CEO's Compensation Package

        As discussed above, we are in the process of restructuring our compensation programs across the board in order to better incentivize profitable growth, starting with the way we compensate our executive officers. To achieve this objective, we are establishing a pay-for-performance culture and aligning incentive structures with corporate-wide strategy and metrics with respect to fiscal year 2016. Going forward, more employees will have more of their compensation "at risk," specifically tied to our revenue and operating income budget objectives.

  •
  The Compensation Committee firmly believes that the establishment of a pay-for-performance culture is a critical step toward growing the profitability of our business and achieving our broader financial goals.

  •
  Mr. Dean's compensation package with respect to his role as President and Chief Executive Officer was structured with this philosophy in mind.

  •
  Mr. Dean's current compensation package evidences a "pay-mix" philosophy that results in a majority of his total compensation consisting of pay elements that are at risk, requiring that we achieve long-term financial growth before value is realized through these compensation vehicles. In other words, the majority of his compensation includes stock-based awards such as restricted stock units and stock options, with base salary making up a lesser portion of his total direct compensation.

The following summary of Mr. Dean's compensation package is intended to highlight for our shareholders the type of pay-mix that will be typical of our executive compensation packages going forward.

In Current Role as President and CEO

        To further our goal of successfully transitioning Mr. Dean from the position of our Interim Chief Executive Officer to our Chief Executive Officer, the Compensation Committee, in connection with ClearBridge, conducted a thorough review of Mr. Dean's existing compensation package as compared to current market practices. The Compensation Committee considered our business objectives and overall executive compensation philosophy and the relevant competitive market to develop a compensation package for his role as CEO going forward. Consistent with our revised philosophy of designing compensation programs that align with shareholder interests and pay our executives based on performance, Mr. Dean's compensation package with respect to his role as Chief Executive Officer for fiscal year 2015 as well as the intended target compensation package for fiscal year 2016 are heavily focused toward compensating Mr. Dean if he achieves certain financial and strategic performance objectives.

        The chart below summarizes Mr. Dean's fiscal year 2015 compensation package as well as his intended fiscal year 2016 target compensation, each of which is described in more detail in the section titled "How Each Element of Our Executive Compensation Program Works."

Fiscal Year	Annual Base Salary	Annual Incentives	Long-term Incentives ("LTI")(1)	Total Direct Compensation
FY15 Actual	$650,000	$100,000	$1,000,000	$1,750,000
FY16 Target	$650,000	$650,000	$1,600,000	$2,900,000

(1)
Mr. Dean's fiscal year 2015 LTI award was granted two-thirds in stock options and one-third in RSUs. The Board, subject to its discretion, intends to grant the fiscal year 2016 LTI awards in a similar mix of stock options and RSUs.

How Each Element of our Executive Compensation Program Works

        The 2015 compensation program for our 2015 Named Executive Officers consisted of one or more of the following elements:

Element	Description	Why We Choose to Pay It

Base Salary	Fixed cash based on the executive's past and potential future performance, scope of responsibilities, experience and competitive market practices	Provides a portion of compensation that is not at risk, and is generally unaffected by fluctuations in our performance or the market in general

Annual Incentive Compensation	Cash payment tied to meeting short-term goals related to our overall profitability and other key performance indicators, as determined by the Compensation Committee	Motivates executives to achieve superior annual financial, operational and strategic performance

Stock Options	Time-vested stock price appreciation awards, that typically vest in equal installments over a three-year period	Aligns compensation with changes in our stock price and shareholder return experience, as the ultimate value realized by executives holding stock options is wholly dependent on stock price appreciation

Restricted Stock Units	Time-vested stock units that typically vest in equal installments over a three-year period	Aligns compensation with changes in our stock price and the creation of shareholder value, increases executive stock ownership, and strengthens retention

Long-term Incentive Awards	Incentive awards earned based on the achievement of financial and operational targets, as determined by the Compensation Committee, and settled in cash and restricted shares, both vesting in equal installments generally over a two-year period	Rewards for achievement of specific internal performance objectives in support of the creation and preservation of long-term shareholder value, increases executive stock ownership

        For fiscal year 2015, our executive compensation programs varied amongst each of our 2015 Named Executive Officers. Therefore, while an executive's compensation package consisted of one or more of the elements described above, not all of our 2015 Named Executive Officers were compensated using all of these elements, as described in greater detail below.

Base Salary

        Base salary is the fixed component of an executive's annual cash compensation.

        The Company paid Mr. Dean a salary of $66,666 per month between June 25, 2015 and October 19, 2015 for his role as Interim President and CEO. Effective October 19, 2015, Mr. Dean's annual base salary is $650,000, as set by the Compensation Committee in connection with a review of applicable salary information within our 2015 peer group. Our fiscal 2015 peer group is discussed later in this CD&A.

        Base salaries for our 2015 Named Executive Officers in respect of fiscal year 2015, other than the base salaries for Messrs. Dean, Kochman and Whitney were primarily determined based on one or more of the following factors: (i) general knowledge of Mr. Kochman, our former CEO; (ii) base salaries paid to similarly positioned executives within the Company; (iii) the terms of any contractual arrangements; (iv) salaries paid historically; (v) tax and accounting considerations; and, when appropriate, (vi) personal performance as assessed by the Compensation Committee and our former CEO. Adjustments in base salary for our 2015 Named Executive Officers are discretionary and are generally considered no more frequently than every 12 months. The base salaries for Mr. Kochman and Mr. Whitney were determined by the Compensation Committee.

        The annual base salary of each of our 2015 Named Executive Officers during fiscal year 2015 is set forth in the table below:

Michael D. Dean	$650,000

Paul Tomkins	$400,000

Jerome Shaw	$517,005

Rhona Driggs	$305,365

Ronald Kochman	$575,000

James Whitney	$400,000

Lori Larson	$305,365

Annual Incentives

  •
  For fiscal year 2015, our annual incentive program allowed executives to earn an annual cash payment in respect of performance or other individualized criterion established with respect to that fiscal year. The structure of our annual incentives with respect to fiscal year 2015 varied from executive to executive, with certain executives receiving a standard annual bonus and other executives receiving quarterly incentives. Such amounts are generally paid shortly following the end of the fiscal year for which the bonus was earned.

  •
  For fiscal year 2016 and beyond, we implemented a uniform annual incentive program applicable to all executives. Such program is based on pre-determined financial and strategic objectives as determined by the Compensation Committee.

How We Determined Fiscal Year 2015 Annual Incentives for Mr. Dean

        The Compensation Committee, in consultation with ClearBridge, considered a number of factors when structuring Mr. Dean's annual incentive package, including (i) Mr. Dean's performance during his interim tenure and our expectations for his performance as Chief Executive Officer going forward; and (ii) peer group medians and other market factors. Pursuant to the terms of his employment agreement, we paid Mr. Dean a cash bonus in the amount of $100,000 in respect of fiscal year 2015. This bonus was paid in recognition of Mr. Dean's achievements made in connection to strategic initiatives, such as developing our leadership team and improving certain internal processes during his time as Interim President and Chief Executive Officer. Starting with fiscal year 2016, Mr. Dean will have a target bonus opportunity of 100% of base salary, which was determined based on comparisons to our 2015 peer group. This bonus payment will be subject to the achievement of performance goals, including certain strategic and financial objectives, established by the Compensation Committee during fiscal year 2016.

How We Determined Fiscal Year 2015 Annual Incentive Targets for Our Former CEO and other 2015 Named Executive Officers

        For fiscal year 2015, the determination as to the target percentage of the annual cash bonus for Mr. Kochman was made by the Compensation Committee based on an assessment of his performance during the prior fiscal year and in consideration of his role in transitioning new leadership responsibilities. The determination as to the performance criteria with respect to annual incentives for the other 2015 Named Executive Officers was primarily made by Mr. Kochman (prior to stepping down) and the Compensation Committee based upon the performance of each NEO during the prior fiscal year. Key factors we typically consider include business unit performance and contributions to strategic initiatives by the 2015 Named Executive Officer during the prior fiscal year. At the beginning of fiscal year 2016, the Compensation Committee and Mr. Dean reviewed each NEO's performance during fiscal year 2015 to determine the amounts to be paid pursuant to each NEO's annual incentive package.

        The discussion below summarizes the performance objectives and/or target amounts, if any, applicable to each NEO's annual incentive package as well as an explanation of the amounts actually paid in respect of fiscal year 2015.

Mr. Kochman

        With respect to fiscal year 2015, Mr. Kochman was eligible to earn an annual bonus of $575,000, representing a target bonus of 100% of his 2015 base salary, as established by the Compensation Committee. The factors considered in determining Mr. Kochman's target bonus included his cooperation in managing the transition of leadership responsibilities. We paid Mr. Kochman $479,167 in satisfaction of the bonus-related severance payment he was eligible to receive under his employment agreement.

Mr. Tomkins

        For fiscal year 2015, Mr. Tomkins was eligible to earn an annual bonus with a target of $400,000, equal to 100% of his 2015 base salary. At the beginning of fiscal year 2016, the Compensation Committee, with the input of Mr. Dean, decided to pay Mr. Tomkins' fiscal year 2015 bonus at the target amount based on his achievement of individualized Management by Objectives ("MBOs") and the improvements to internal processes that Mr. Tomkins implemented since starting with the Company.

Ms. Driggs

        Ms. Driggs' annual cash incentives are established under the terms of her employment agreement. At the beginning of fiscal year 2015, Ms. Driggs was granted a quarterly incentive goal of $37,500 based on continued satisfaction of non-quantitative measures, including engendering a collaborative, team approach with colleagues and other corporate functions, and an annual incentive of up to $87,500 to be earned based on operating income levels for fiscal year 2015 of the North American staffing segment of Volt Workforce Solutions, and a non-quantitative performance incentive of up to $25,000 based on operational performance goals. Ms. Driggs' aggregate incentive earned for fiscal year 2015 was $170,000, representing full payment of her quarterly incentives and $20,000 in respect of her annual incentives.

Mr. Whitney

        In connection with his termination, we paid Mr. Whitney a pro-rated bonus in respect of fiscal year 2015, equivalent to five-twelfths of his fiscal year 2014 target bonus of $400,000, for a total amount of $166,667.

Ms. Larson

        Ms. Larson's annual cash incentives were established under the terms of her employment agreement. Pursuant to her employment agreement, Ms. Larson was eligible to receive both quarterly and annual incentives in respect of performance objectives achieved during fiscal year 2015. At the beginning of fiscal year 2015, Ms. Larson was granted a quarterly incentive goal of $62,500 based on continued satisfaction of non-quantitative measures including engendering a collaborative, team approach with colleagues and other corporate functions. Ms. Larson was paid $250,000, representing full payment of her quarterly incentive targets.

        Mr. Shaw does not receive annual incentives as part of his compensation package.

Long-Term Incentives

        We intend to utilize long-term incentive awards (either in the form of cash or equity) on a more consistent basis as part of our executive compensation program going forward. The section below explains the objectives behind this initiative and provides more information on how our long-term incentive awards are intended to work in practice.

2006 Incentive Stock Plan

        The equity portion of our long-term incentives has historically been granted pursuant to our 2006 Incentive Stock Plan (the "2006 Plan"). It is our philosophy that the Company's executive officers should be rewarded based upon our financial performance as well as each executive's contribution to advancing our business strategy and our long-term performance.

2015 Equity Incentive Plan

        In connection with our strategic review of our current executive compensation plans, programs and arrangements, the Compensation Committee, in consultation with ClearBridge, concluded that it was in our best interest to take steps to implement a new equity incentive plan that is in line with best market practices for public companies. This review coincided with the upcoming expiration date of the 2006 Plan. After careful consideration, the Board approved the 2015 Equity Incentive Plan (the "2015 Plan") on October 19, 2015, subject to approval by our shareholders at the Meeting.

        If approved, we intend to use the 2015 Plan as the primary vehicle for providing long-term incentive awards in the form of both cash and equity, and would no longer issue awards pursuant to the 2006 Plan. The 2015 Plan would serve the dual purpose of (i) providing equity-based awards; and (ii) acting as a cash-based award plan. If approved by our shareholders pursuant to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code" or the "Code"), certain awards which are intended to be "qualified performance-based compensation" awards may qualify for the tax deduction under such section. Payments of bonuses would qualify to constitute "qualified performance-based compensation" under the provisions of Section 162(m) of the Code if payable on account of the attainment of one or more pre-established, objective performance goals and if certain requirements are met.

        Though we are sensitive to potential dilution concerns amongst our shareholders, we firmly believe that our ability to profitably grow our business is inextricably anchored to our ability to attract and retain high-performing industry talent. Without the ability to compensate our executives with stock-based awards, we will have to compensate our executives solely using cash, which:

  •
  provides no meaningful incentive to create shareholder value;

  •
  would increase cash compensation expense; and

  •
  would use cash that could be better utilized if reinvested in our businesses or returned to our shareholders.

        It is equally important to realize that stock-based awards foster a pay-for-performance culture, even when based on a time-vesting schedule. By way of example, we used stock options and restricted stock units as the vehicle for Mr. Dean's fiscal year 2015 grant because (i) stock options are inherently performance based, as the executive will not realize any value from the option unless and until our share price increases following the date of grant; and (ii) the value of restricted stock units is based solely on our share price at the time such awards are settled.

        The proposed 2015 Plan is described in detail in Item 4 of this Proxy Statement.

Discussion of Individual LTI Awards for 2015

Mr. Dean in Former Role as Interim President and CEO

        Pursuant to the 2006 Plan, on June 29, 2015 we granted 100,000 options to acquire shares of our common stock at a per share exercise price of $9.28 and 42,000 restricted stock units as part of Mr. Dean's compensation package during his interim role (the "Prior Grant"). The stock options were scheduled to vest ratably on the first day of each month for six months, beginning on August 1, 2015, subject to his continued service on each of those dates. The restricted stock units fully vested on December 25, 2015. The unvested portion of the Prior Grant (which, as of the date of this Proxy Statement consists of 50,000 stock options) will automatically vest in the event of a change in control of the Company. We felt this vesting schedule was appropriate for a number of reasons, including (i) the desire to incentivize Mr. Dean to accept the interim role; (ii) it was unknown for how long Mr. Dean would be serving in the interim role; and (iii) Mr. Dean would not be entitled to any cash severance upon his termination of employment. As a result of Mr. Dean accepting the CEO position following this grant, the parties agreed to extend the vesting of his remaining stock options under the Prior Grant (50% of the grant) until October 19, 2016.

Mr. Dean in Current Role as President and CEO

        On October 19, 2015, in connection with Mr. Dean's appointment as President and CEO and pursuant to his new employment agreement, Mr. Dean received an LTI award with a grant date fair value of $1.0 million, of which two-thirds were granted in the form of stock options and one-third was granted in the form of restricted stock units (collectively, the "2015 Dean Grant"). The 2015 Dean Grant will vest ratably on each of the first three anniversaries of the grant date, in each case subject to Mr. Dean's continuous service with us on each applicable vesting date (subject to earlier vesting as a result of certain termination and change of control scenarios as described in more detail in the "Agreements with 2015 Named Executive Officers" section.) The 2015 Dean Grant is in recognition of the substantial operational and strategy experience Mr. Dean brought to the position and was intended to motivate and reward Mr. Dean for the creation of long-term sustainable shareholder value, align his interests with the interests of our shareholders, and enhance the overall retentive value of his compensation program from the onset of his appointment as our President and Chief Executive Officer. Due to limitations in our share reserves under the 2006 Plan at the time Mr. Dean executed his employment agreement, we awarded the 2015 Dean Grant to Mr. Dean under the 2015 Plan. The 2015 Dean Grant will not be effective unless our shareholders approve the 2015 Plan at the Meeting.

        For additional details with respect to Mr. Dean's 2015 LTI awards, see the footnotes accompanying the "Fiscal Year 2015 Grants of Plan-Based Awards" table and the "Agreements with 2015 Named Executive Officers" section of this Proxy Statement.

How We Develop Our Executive Compensation Programs

Role of the Compensation Committee

        The Compensation Committee generally meets in executive session without any member of management present when discussing compensation matters pertaining to our CEO, and with the CEO when discussing other named executive officers.

        When making decisions with respect to the CEO, the Compensation Committee reviews and discusses the CEO's performance and makes preliminary determinations about his compensation, including base salary, annual incentives and long-term equity compensation. For other named executive officers, the CEO considers performance and makes individual recommendations to the Compensation Committee on base salary, annual incentives and long-term equity compensation. The Compensation Committee then reviews, discusses and modifies, as appropriate, the compensation recommendations with the independent members of the Board and final compensation decisions are approved by the Board after this discussion.

        For more information on the Compensation Committee's role and responsibilities, please refer to the Compensation Committee's charter available on our website at www.volt.com.

Role of Independent Compensation Consultant

        Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any compensation consultant, as well as any independent legal, financial or other advisors, as it deems necessary. For a portion of fiscal year 2015, the Compensation Committee retained the services of Chernoff Diamond as its compensation consultant. The newly appointed Compensation Committee selected ClearBridge to succeed Chernoff Diamond as advisor to the Compensation Committee in June of 2015, beginning with the construction of the current CEO's compensation program. The compensation consultant's role includes:

  •
  Reviewing management recommendations to ensure alignment with our business strategy and compensation objectives

  •
  Providing research, analyses and design expertise in developing executive and incentive compensation programs

  •
  Keeping the Compensation Committee apprised of executive compensation-related regulatory developments and market trends

  •
  Attending Compensation Committee meetings to provide information and recommendations regarding our executive compensation program and communicate with the Compensation Committee between meetings, as appropriate.

        Prior to the retention of a compensation consultant or any other external advisor, and from time to time as the Compensation Committee deems appropriate, the Compensation Committee evaluates the advisor's independence from management, taking into consideration all relevant factors, including the six independence factors specified in the SEC and NYSE listing rules. The Compensation Committee reviewed the independence of Chernoff Diamond and ClearBridge and concluded that they are independent and that their work for the Compensation Committee has not raised any conflicts of interest.

Role of our Compensation Peer Group

        The Compensation Committee considers a study compiled by its compensation consultant of compensation packages for executives in an industry peer group, culled from publicly filed documents of each member of the peer group. The compensation consultant identifies a group of staffing and services-related companies that are comparable to us in terms of business mix and revenue size and reflects companies we compete with for talent and/or capital, and the Compensation Committee reviews, considers and approves the group.

        The peer group of companies used during fiscal year 2015 is listed below. This peer group is generally consistent with the peer group used in prior years, with a few modifications made to enhance the relevance of the peer group using the selection criteria described above. The companies added to the comparator group in fiscal year 2015 are TriNet Group Inc. and Resources Connections Inc. Companies removed from our peer group in fiscal year 2015 were Korn/Ferry International; Heidrick & Struggles International; DHI Group Inc.; RCM Technologies Inc.; and Mastech Holdings Inc.

Our Fiscal Year 2015 Peer Group

AMN Healthcare Services Inc.	Manpower Group Inc.

Barrett Business Services Inc.	On Assignment Inc.

CDI Corp.	Paychex Inc.

Cross Country Healthcare Inc.	Team Health Holdings Inc.

Hudson Global Inc.	TriNet Group Inc.

Insperity Inc.	TrueBlue Inc.

Kelly Services Inc.	Resources Connections Inc.

Kforce Inc.	Robert Half International Inc.

        Consistent with the Compensation Committee's philosophy and guiding principles for determining overall executive compensation, the Compensation Committee does not target any particular percentile at which to align compensation. However, the Compensation Committee will use the peer group median as a reference point when making pay decisions. Although the median is used as a reference point, actual levels of pay depend on a variety of factors such as experience and individual and Company performance.

Role of our CEO in Determining Compensation

        The CEO develops and recommends to the Compensation Committee compensation levels for our other named executive officers and provides his perspectives. The CEO does not participate in or otherwise influence recommendations regarding his own compensation.

Employment, Termination of Employment and Change-In-Control Agreements

        During fiscal year 2015, we were party to employment agreements and separation agreements with certain of our 2015 Named Executive Officers. We utilize such arrangements in order to attract, motivate and retain high caliber talent. None of the employment agreements with our 2015 Named Executive Officers contain tax gross-ups. The Compensation Committee and CEO, as applicable, considered these agreements in reaching their compensation decisions. A description of these agreements can be found in "Agreements with 2015 Named Executive Officers."

Clawback/Recoupment

        The employment agreements with each of Mr. Dean, Mr. Tomkins, and Ms. Driggs, and the employment agreements previously entered into with Mr. Kochman, Mr. Whitney and Ms. Larson, provide that we may recover any compensation received that is required to be recovered by the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Act of 2010.

Benefits

        Our executive officers do not participate in any tax-qualified defined benefit plan sponsored by us. We do not provide our executives, including our 2015 Named Executive Officers, with special or supplemental defined benefit pension or post-retirement health benefits. Our Named Executive Officers receive health and welfare benefits under the same programs and subject to the same eligibility requirements that apply to our employees generally.

Deferred Compensation Opportunity; Other Retirement Benefits

        Our 2015 Named Executive Officers are eligible to participate in our 401(k) plan. We currently match 50% of the first 2% of eligible pay that employees contribute to the 401(k) plan. We also have a non-qualified deferred compensation and supplemental savings plan, which permits eligible employees to defer a portion of their salary. This plan consists solely of participant deferrals and earnings thereon.

Perquisites

        Perquisites represent a minor component of executive compensation. We provide our 2015 Named Executive Officers with a small number of perquisites that we believe to be reasonable and competitive. Further detail can be found in footnote six of the "Fiscal Year 2015 Summary Compensation Table." No tax gross-up payments are provided in connection with any perquisites.

Other Compensation-Related Matters

Accounting for Share-Based Compensation

        We account for share-based compensation including restricted stock, restricted stock units and stock option awards in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 ("ASC Topic 718"), Compensation—Stock Compensation.

Impact of Tax Treatment on Compensation

        Section 162(m) of the Internal Revenue Code limits the Company's tax deduction for compensation in excess of $1.0 million paid in any one year to its Chief Executive Officer and certain other executive officers unless the compensation is "qualified performance-based compensation." Payments of bonuses will constitute "qualified performance-based compensation" under the provisions of Section 162(m) if payable on account of the attainment of one or more pre-established, objective performance goals and if certain requirements are met. If approved by our shareholders pursuant to the requirements of Section 162(m), the Company intends for certain awards earned under the 2015 Plan to qualify for tax deduction. However, the Compensation Committee reserves the right to pay to our employees, including participants in the 2015 Plan, other amounts which may or may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code.

        The Compensation Committee considers the anticipated tax treatment to the Company in its review and establishment of compensation programs and awards. The Compensation Committee intends to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate, based on the goals of maintaining a competitive executive compensation system generally, motivating executives to achieve corporate performance objectives and increasing shareholder value.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed this CD&A as required by Item 407(e) of Regulation S-K with management and, based on this review and discussion, recommended to the Board that this CD&A be included in this proxy statement.

Laurie Siegel, Chair Theresa A. Havell James E. Boone

Committee Interlocks and Insider Participation in Compensation Decisions

        During fiscal year 2015, all members of the Compensation Committee were independent directors, and no member was an employee or former employee of the Company. Mr. Boone, a former employee of the Company, joined the Compensation Committee during fiscal year 2016. During fiscal year 2015, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of any entity whose executive officers also served on our Compensation Committee. No member of our Compensation Committee was an officer of the Company during fiscal year 2015. During fiscal year 2015, we paid or accrued $1.1 million to Troutman Sanders LLP, at which Lloyd Frank, a former Board member and member of the Committee, is Senior Counsel, for services rendered to us and expenses reimbursed.

Fiscal Year 2015 Executive Compensation

        The following table provides information concerning the compensation of the 2015 Named Executive Officers for each of the fiscal years ended November 1, 2015, November 2, 2014 and November 3, 2013. The Company's fiscal year ends on the Sunday nearest October 31st. The 2014 and 2015 fiscal years consisted of 52 weeks, while the 2013 fiscal year consisted of 53 weeks.

FISCAL YEAR 2015 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $(1)	Bonuses $(2)	Stock Awards $(3)	Option Awards $(4)	Non-Equity Incentive Plan Compensation $(5)		All Other Compensation $(6)	Total $
Michael D. Dean	2015	317,689	100,000	948,096	961,467	—		16,465	2,343,717
President and Chief
Executive Officer
Ronald Kochman	2015	431,250	479,167	384,000	—	—		1,209,004	2,503,421
Former President and	2014	575,000	575,000	—	328,600	270,000		8,328	1,756,928
Chief Executive Officer	2013	584,890	575,000	600,000	—	270,000	(7)	6,882	2,036,772
Paul Tomkins	2015	246,154	400,000	—	—	—		5,449	651,603
Senior Vice President and
Chief Financial Officer
James Whitney	2015	196,409	166,667	—	—	—		422,455	785,531
Former Senior Vice President	2014	400,000	900,000	—	191,300	400,000	(7)	7,556	1,898,856
and Chief Financial Officer	2013	407,692	650,000	187,500	—	400,000	(7)	5,434	1,650,626
Jerome Shaw	2015	517,005	—	—	—	—		13,135	530,140
Executive Vice President	2014	517,005	—	—	—	—		11,603	528,608
	2013	526,947	—	—	—	—		46,347	573,294
Rhona Driggs	2015	305,365	—	—	—	170,000		6,963	482,328
Senior Vice President	2014	300,000	—	—	95,650	162,500		56,363	614,513
North America Staffing
Lori Larson	2015	317,458	—	—	—	250,000		6,963	574,421
Former Senior Vice President,	2014	300,000	—	—	95,650	270,000		12,254	677,904
North America Staffing

(1)
Represents the amount of base salary paid to the 2015 Named Executive Officers during the relevant fiscal year. Includes $283,074 paid to Mr. Dean in connection with his Interim CEO and CEO positions, and $34,615 paid to Mr. Dean in respect of his role as a director. The 2015 base salary amounts for Mr. Kochman, Mr. Whitney and Ms. Larson exceed the contractual base salaries ($575,000, $400,000 and $305,365, respectively) because each of them received a cash payment based on the value of accrued but unused vacation days in connection with their respective employment terminations.

(2)
The amounts reflected in this column are the gross amounts of each 2015 Named Executive Officer's bonus for the relevant fiscal year. For an explanation of how annual bonuses were determined for fiscal year 2015, see the "Annual Cash Incentives" section in the CD&A. For Mr. Whitney, the amount listed for 2015 represents payment of a pro-rated bonus earned during fiscal year 2015 equivalent to five-twelfths of his fiscal year 2014 target bonus of $400,000.

(3)
Amounts shown in the Stock Awards column reflect the aggregate grant date fair value of stock granted to our 2015 Named Executive Officers determined in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 14 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2015. None of our 2015 Named Executive Officer received grants of stock awards during fiscal year 2014. The Compensation Committee authorized the granting of Mr. Kochman's target stock-based LTI award (40,000 shares of restricted stock) with respect to performance objectives achieved in fiscal year 2014. The shares had a grant date during fiscal year 2015. For a detailed explanation of the stock awards granted to Mr. Dean in fiscal year 2015, see the narrative accompanying the "Fiscal Year 2015 Grants of Plan-Based Awards" table.

(4)
Amounts reported reflect the aggregate grant date fair value of the stock options determined in accordance with FASB ASC Topic 718, excluding the amount of estimated forfeitures. None of our 2015 Named Executive Officers, other than Mr. Dean, received stock options in fiscal year 2015. For details regarding the stock options granted to Mr. Dean, see the footnotes accompanying the "Fiscal Year 2015 Grants of Plan-Based Awards" table as well as the "Long-term Incentives—Mr. Dean" discussion in the CD&A. In July 2014, we granted an aggregate of 340,000 performance-based options to purchase shares of our common stock to certain of our senior officers. In order for these stock options to be exercisable, the closing price for our stock must meet or exceed certain trading price targets for 10 consecutive trading days; if the stock price targets are not met on or prior to July 3, 2017, the options will not become exercisable. These options expire seven years from the grant date. For a discussion of valuation assumptions, see Note 14 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2015.

(5)
For each of Messrs. Kochman and Whitney, the amounts reported for 2013 and 2014 represent the aggregate cash portion of his LTI award earned in respect of performance objectives that were met during each of 2013 and 2014, respectively. Pursuant to the terms of the original LTI awards, such cash portions were payable in equal installments on each of the following dates, subject to the executive's continued employment with us on each applicable payment date: (i) 15 days after the filing of the Form 10-K for the applicable fiscal year; (ii) October 31 of the calendar year in which the Form 10-K for the applicable fiscal year is filed; and (iii) October 31 of the next following calendar year. For Ms. Larson and Ms. Driggs the amount reported for 2015 represents 2015 incentives. Mr. Tomkins and Mr. Shaw were not eligible to earn any LTI award during fiscal 2015.

(6)
Amounts for fiscal year 2015 consisted of (a) premiums under our group life insurance policy of $169 for Mr. Dean, $458 for Mr. Kochman, $339 for Mr. Tomkins, $288 for Mr. Whitney, $678 for each of Ms. Larson and Ms. Driggs, and $1,090 for Mr. Shaw; (b) company contributions under our 401(k) plan in the amount of $2,650 for each of Mr. Dean, Mr. Tomkins, Mr. Shaw, Ms. Driggs and Ms. Larson, $2,006 for Mr. Kochman, and $2,026 for Mr. Whitney; (c) automobile allowances and expenses related to Company owned or leased automobiles in the amount of $3,635 for each of Ms. Larson and Ms. Driggs; (d) transportation expenses of $9,395 for Mr. Shaw; (e) entertainment expenses of $8,140 for Mr. Kochman, $2,460 for Mr. Tomkins, and $1,220 for Mr. Whitney; (f) payment of expenses related to attending Board meetings for Mr. Dean in the amount of $13,646 (g); severance of $1,188,400 for Mr. Kochman (consisting of $1,150,000 in salary continuation payments for 24 months and $38,400 in COBRA payments), and $405,003 for Mr. Whitney (consisting of $400,000 in salary payments and $5,003 in respect of COBRA payments); and (h) reimbursed legal fees of $10,000 paid to Mr. Kochman and $13,918 paid to Mr. Whitney in connection with their separation.

(7)
The amount reported in last year's proxy statement incorrectly quantified the amount reportable for Mr. Kochman's 2014 LTI award and Mr. Whitney's 2013 and 2014 LTI award; rather than reporting the amount earned under these programs with respect to such years, we reported the amounts actually paid to Mr. Kochman and Mr. Whitney during those years. We view this error as immaterial given the fact that the difference in reporting did not have an effect on our accounting methods for the applicable year, and our prior years' proxy statements included narrative disclosure that accurately described how such awards were determined and paid.

FISCAL YEAR 2015 GRANTS OF PLAN-BASED AWARDS

        The table below provides information regarding awards made by the Compensation Committee in fiscal year 2015.

Name	Grant Date		All Other Stock Awards Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
Michael Dean	06/29/2015	(1)	—	100,000	$9.28	294,800
	06/29/2015	(1)	42,000	—	—	389,760
	06/29/2015	(1)	24,246	—	—	225,003
	10/19/2015	(2)(3)	—	182,050	$8.33	666,667
	10/19/2015	(2)(3)	40,016	—	—	333,333
Ronald Kochman	11/21/2015	(4)	40,000	—	—	384,000

(1)
Pursuant to the 2006 Plan, on June 29, 2015 we granted 100,000 options to acquire shares of our common stock at a per share exercise price of $9.28 and 42,000 restricted stock units as part of Mr. Dean's compensation package during his interim role. The stock options were scheduled to vest ratably on the first day of each month for six months, beginning on August 1, 2015, and the restricted stock units were scheduled to vest on December 25, 2015, provided Mr. Dean remained employed on each applicable vesting date, subject to earlier vesting as described in more detail under the section "Agreements with 2015 Named Executive Officers." Options will expire seven years from the grant date, subject to earlier termination in the event Mr. Dean's employment is earlier terminated. When Mr. Dean accepted the CEO position with the Company following this grant, the parties agreed to extend the vesting of his remaining stock options (50% of the grant) until October 19, 2016. On June 29, 2015, Mr. Dean received 24,246 fully vested restricted shares in respect of his role as a director with a grant date value equal to $225,003.

(2)
Due to limitations in our share reserves under the 2006 Plan at the time Mr. Dean executed his employment agreement, we granted equity awards to Mr. Dean under the 2015 Plan in respect of his 2015 long-term incentive compensation. These awards were granted on October 19, 2015, but will not be effective until our shareholders approve the 2015 Plan. This grant consisted of (i) 182,050 stock options with a per share exercise price of $8.33 and (ii) 40,016 restricted stock units. These awards, if issued, will vest ratably on each of the first three anniversaries of the grant date, in each case subject to Mr. Dean's continuous service with the Company on each applicable vesting date, subject to earlier vesting as a result of certain events as described in more detail under the section "Agreements with 2015 Named Executive Officers." The options will expire ten years from the grant date, subject to earlier termination in the event Mr. Dean's employment is earlier terminated.

(3)
If the 2015 Dean Grant described in footnote (2) is cancelled due to failure of the shareholders to approve the 2015 Plan, we will work with Mr. Dean in good faith to implement a mutually agreeable long-term incentive arrangement providing for substantially similar economic value within four months from the date those awards are cancelled. If a "change in control" (as such term is defined in the 2015 Plan) occurs prior to this grant becoming effective, then this grant will be cancelled and Mr. Dean will receive, in lieu of the awards, one of the following: (i) if outstanding equity awards held by our other employees are assumed, converted or replaced by an acquiror, cash payments on the original vesting dates equal to the value of the adjusted equity awards as of the applicable payment dates or (ii) if outstanding equity awards held by other Company employees are not assumed, converted or replaced by an acquiror, a lump sum cash payment based on the value attributed to the shares of the Company as of the change in control date within 30 days following the change in control.

(4)
The Compensation Committee awarded Mr. Kochman a long-term incentive award for fiscal year 2014 with a target amount of $270,000 in cash and 40,000 shares of restricted stock, contingent on Mr. Kochman's achievement of objective goals and targets determined by the Compensation Committee. After the end of fiscal year 2014, the Compensation Committee confirmed the award to Mr. Kochman at the target amount. The 40,000 restricted shares had a grant date of 11/21/2014, which was during fiscal year 2015. The shares of restricted stock were originally scheduled to vest ratably on each of the following dates: (a) 15 days after the filing date with the SEC of our annual report on Form 10-K for the fiscal year 2014 (which report was filed on January 20, 2015), (b) October 30, 2015, and (c) October 30, 2016, subject to Mr. Kochman's employment on each applicable vesting date. However, in recognition of his long tenure with the Company, we vested the remaining 2/3 of restricted stock underlying his 2014 LTI in connection with his separation.

(5)
Amounts shown in this column reflect the aggregate grant date fair value of stock determined in accordance with FASB ASC Topic 718.

 FISCAL YEAR 2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth certain information concerning shares of our common stock subject to unexercised stock options and equity incentive plan awards held at November 1, 2015 by the 2015 Named Executive Officers:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price $	Option Expiration Date	Number of Shares or Units that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested(#)
Michael D. Dean(1)	50,000		50,000		—	9.28	6/28/2022	—	—
	—		182,050		—	8.33	10/19/2025	—	—
	—		—		—	—	—	42,000	362,040
	—		—		—	—	—	40,016	344,938
Ronald Kochman	8,000	(2)	—		—	6.39	12/25/2016	—	—
	20,000	(3)	—		—	10.00	12/25/2016	—	—
	40,000	(3)	—		—	12.00	12/25/2016	—	—
	—		40,000	(3)	—	14.00	12/25/2016	—	—
Jerome Shaw	8,000	(2)	—		—	6.39	4/6/2019	—	—
Lori Larson	5,000	(2)	—		—	6.39	4/6/2019	—	—
	5,000	(3)	—		—	10.00	7/3/2021	—	—
	10,000	(3)	—		—	12.00	7/3/2021	—	—
	—		15,000	(3)	—	14.00	7/3/2021	—	—
Rhona Driggs	5,000	(2)	—		—	6.39	4/6/2019	—	—
	5,000	(3)	—		—	10.00	7/3/2021	—	—
	10,000	(3)	—		—	12.00	7/3/2021	—	—
	—		15,000	(3)	—	14.00	7/3/2021	—	—
Paul Tomkins	—		—		—	—	—	—	—
James Whitney	—		—		—	—	—	—	—

(1)
For a description of Mr. Dean's outstanding stock awards and stock options (including the applicable vesting dates), see footnotes one, two and three to the "Fiscal Year 2015 Grants of Plan-Based Awards" table.

(2)
For executives other than Mr. Dean and Mr. Whitney, represents options granted on April 7, 2009, which vested ratably over five years from such date. Such options expire ten years from the grant date, subject to earlier termination in the event of the termination of the optionee's employment.

(3)
In July 2014, we granted an aggregate of 340,000 performance-based options to purchase shares of our common stock to certain of our senior officers. These options were fully vested on the grant date, but in order for these stock options to be exercisable, the closing price for our stock must meet or exceed certain trading price targets for 10 consecutive trading days; if the stock price targets are not met on or prior to July 3, 2017, the options will not become exercisable. These options expire seven years from the grant date. For a discussion of valuation assumptions, see Note 14 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2015.

 FISCAL YEAR 2015 OPTION EXERCISES AND STOCK VESTED

        The following table contains information about restricted stock held by the applicable Named Executive Officers that vested during fiscal year 2015. No options were exercised by our Named Executive Officers in fiscal year 2015.

			Stock Awards
	Option Awards
			Number of Shares Acquired on Vesting (#)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Value Realized on Vesting ($)(1)
Michael D. Dean(2)	—	—	24,246	225,003
Ronald Kochman(3)	—	—	40,000	376,000
James Whitney(4)	—	—	10,000	113,200

(1)
Determined by multiplying the shares of stock that vested during fiscal year 2015 by the closing market price of our common stock on the respective vesting dates, but excluding any tax obligations incurred in connection with such vesting.

(2)
On June 29, 2015, Mr. Dean received a grant of 24,246 fully vested restricted shares in respect of his role as a director.

(3)
In connection with his termination of employment on June 25, 2015, Mr. Kochman vested in 13,333 shares of restricted stock representing the remaining 1/3 portion of his 2013 stock-based LTI and 26,667 shares of restricted stock representing the remaining 2/3 portion of his 2014 stock-based LTI.

(4)
On December 24, 2012, Mr. Whitney received an award of 30,000 restricted shares of the Company's common stock as sign-on equity pursuant to the terms of his employment agreement. 10,000 of such restricted shares vested on June 30, 2013, another 10,000 shares vested on June 30, 2014 and the remaining 10,000 shares were scheduled to vest on June 30, 2015. In connection with his termination of employment on March 20, 2015, the Company vested the remaining 10,000 shares.

Fiscal Year 2015 Pension Plan Benefits

        In fiscal year 2015, our 2015 Named Executive Officers did not participate in any pension plans providing for payment or other benefits at, following or in connection with retirement.

        For certain payments and benefits to which our 2015 Named Executive Officers became or would become entitled upon retirement or other specified terminations of employment, please see the sections "Agreements with 2015 Named Executive Officers."

FISCAL YEAR 2015 NONQUALIFIED DEFERRED COMPENSATION

        We sponsor the Volt Information Sciences, Inc. Deferred Compensation and Supplemental Savings Plan (the "Deferred Compensation Plan") under which eligible employees may elect to defer up to 20% of their cash compensation. Benefit entitlements under the Deferred Compensation Plan are unfunded, unsecured deferred compensation obligations of the Company. Participants generally may direct the manner in which their accounts under the Deferred Compensation Plan are notionally allocated to the available investment funds, which are, generally, publicly traded mutual funds and collective investment trusts. Participant accounts are vested at all times. We do not contribute to or otherwise supplement employee deferrals under the Deferred Compensation Plan.

        James Whitney is the only one of our 2015 Named Executive Officers who participated in the Deferred Compensation Plan. The following table shows the executive or company contributions, earnings, withdrawals, and fiscal year-end account balance for Mr. Whitney.

Name	Plan Name	Aggregate Balance at Beginning of Year $(1)	Executive Contributions in Last FY $	Company Contributions in Last FY $	Aggregate Losses in Last FY $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at Last FYE $
James Whitney	Volt Information Sciences, Inc. Deferred Comp and Supplemental Savings Plan	22,587	167,590	—	9,582	—	180,595

(1)
An aggregate of $6,539 constituting Mr. Whitney's contributions were previously reported as compensation to Mr. Whitney in the Company's 2013 proxy statement. Mr. Whitney did not make any contributions during fiscal year 2014.

Agreements with 2015 Named Executive Officers

1.     Employment Agreements

Michael D. Dean

        We entered into an employment agreement with Mr. Dean on October 19, 2015 in connection with his appointment to the position of President and CEO of the Company. This agreement superseded the previous employment agreement that we entered into with Mr. Dean in connection with his role as Interim President and CEO of the Company (the "Prior Agreement").

        The employment agreement provides for an initial term of three years, subject to automatic one year extensions unless either party gives at least 60 days' notice of nonrenewal. The agreement provides for a base annual salary of $650,000 and a target annual bonus opportunity equal to 100% of base salary, subject to the achievement of applicable performance objectives. Pursuant to the employment agreement, Mr. Dean was entitled to receive a bonus for fiscal year 2015 in an amount not less than $100,000, in recognition of the contributions he made to the Company during his time as Interim President and CEO.

        In connection with his appointment, Mr. Dean received an initial equity grant consisting of stock options and restricted stock units ("RSUs") subject to shareholder approval of the 2015 Plan. Specifically, on October 19, 2015, we granted 182,050 options to acquire shares of Company common stock at a per share exercise price of $8.33 and 40,016 restricted stock units (as defined in the CD&A, the "2015 Dean Grant"). The 2015 Dean Grant awards, if issued, will vest ratably on each of the first three anniversaries of the grant date, in each case subject to Mr. Dean's continuous service with us on each applicable vesting date, subject to earlier vesting in accordance with the terms discussed below.

        Mr. Dean had received a prior grant of 100,000 options on June 29, 2015 that was scheduled to vest ratably over six months beginning on August 1, 2015 (the "Prior Option Grant"). Under the employment agreement, the unvested portion of this option grant (50,000 options) will now vest on the one-year anniversary date of the employment agreement's effective date (i.e., October 19, 2016). The prior grant of 42,000 restricted stock units, also made on June 29, 2015 (the "Prior RSU Grant") vested on December 25, 2015. Pursuant to the Prior Agreement, the unvested portion of the Prior Option Grant and the Prior RSU Grant were scheduled to vest automatically upon a "change in control" (as such term is defined in the Prior Agreement).

        If Mr. Dean's employment is terminated by the Company without "cause", by him for "good reason" or in connection with the Company's nonrenewal of the employment agreement (in each case, a "Qualifying Termination"), he will be eligible to receive severance benefits, which include (i) payment of an amount equal to two times the sum of his base salary plus target annual bonus, payable over 24 months following the termination date (or, in the case of a nonrenewal termination, one times the sum of such amounts payable over 12 months); (ii) payment of any earned but unpaid annual bonus for the year prior to the year of termination and a pro-rated annual bonus for the year of termination (based on actual achievement of applicable performance criteria but pro-rated to reflect the number of days within the performance period in which Mr. Dean was employed); (iii) reimbursement of the employer portion of COBRA costs for 18 months following the termination date; (iv) immediate vesting of the unvested portion of the Prior Option Grant; and (v) immediate vesting of any other unvested equity awards to the extent such awards would have vested within 12 months of the termination date (subject to, in the case of performance-based awards, the achievement of any performance criteria during such one year period). In the event that a Qualifying Termination occurs prior to the 2015 Dean Grant becoming effective, the Company will make a lump sum cash payment to Mr. Dean equal to 1/3 of the awards underlying the 2015 Dean Grant, based on the value of such awards as of the date of termination of employment.

        The employment agreement provides for equity acceleration with respect to all outstanding and unvested equity awards in the event of a Qualifying Termination in connection with a "change in control" of the Company (as defined in the 2015 Plan). In addition, upon a Qualifying Termination following a change in control, the amount described in clause (i) and (ii) above will generally be paid in a lump sum on the 60th day following the termination date.

        If a change in control occurs prior to the 2015 Dean Grant becoming effective, Mr. Dean will be entitled to receive one of the following: (i) if outstanding equity awards held by our other employees are assumed, converted or replaced by an acquiror, cash payments on the original vesting dates equal to the value of the adjusted equity awards as of the applicable payment dates or (ii) if outstanding equity awards held by other Company employees are not assumed, converted or replaced by an acquiror, a lump sum cash payment based on the value attributed to the shares of the Company as of the change in control date. In the event that a Qualifying Termination occurs prior to the 2015 Dean Grant becoming effective but following a change in control, the Company will make a lump sum cash payment to Mr. Dean equal to the full amount of the awards underlying the Initial Grant, based on the value of such awards as of the date of termination of employment (but only to the extent not already paid in connection with a change in control).

        Mr. Dean's receipt of the severance benefits under the employment agreement is subject to his execution of a formal release of claims against us. Our obligation to pay certain severance benefits is conditioned upon Mr. Dean's continued compliance with the non-compete and non-solicit restrictions set forth in the employment agreement for a period of 24 months (in the case of a termination without "cause" or for "good reason"), or 12 months (in the case of a nonrenewal termination or a Qualifying Termination in connection with a change in control).

        Mr. Dean's agreement also provides that in the event his total payments or benefits received in connection with a change in control or his termination would be subject to any excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent necessary such that no portion of the total payments will be subject to such excise tax, but only if the net after-tax amount of such reduced total payments is greater than or equal to the net after-tax amount of the total payments Mr. Dean would receive without such reduction.

        For purposes of the employment agreement with Mr. Dean, the following terms are defined generally as set forth below:

        "good reason" is defined as (i) a diminution in executive's base salary or target annual bonus (subject to certain exceptions); (ii) a material diminution in executive's authority, duties or responsibilities; (iii) executive's cessation as a member of the Company's Board (other than due to his resignation or where "Cause" is found to exist); (iv) a relocation of executive's principal place of employment by more than 50 miles; (v) the Company's failure to provide executive with an annual long-term incentive compensation opportunity with a target value at grant of at least $1.6 million; and (vi) the Company's material breach of the employment agreement.

        "cause" is defined as (i) any action or omission constituting executive's material breach of any provision of the employment agreement or Company policies; (ii) executive's willful failure to perform the duties assigned to him under the employment agreement after the Company has demanded that he so perform; (iii) any conduct by executive that is materially injurious to the business of the Company, or any act of fraud with respect to the business of the Company; (iv) executive's conviction of (or plea of no contest to) any felony; (v) executive's gross negligence or gross insubordination; (vi) executive's commission of any violation of any antifraud provision of federal or state securities laws; or (vii) executive's alcohol or drug abuse substantially affecting his work performance.

        "change in control" is defined in the 2015 Plan (a copy of which is included as an Appendix A to this proxy statement).

Paul Tomkins

        We entered into an employment agreement with Mr. Tomkins effective March 23, 2015. The employment agreement provides a base salary of $400,000 per annum. For fiscal year 2015, Mr. Tomkins was eligible to earn an annual bonus with a target amount equal to his annual base salary. With respect to fiscal year 2016 and thereafter, his employment agreement provided that Mr. Tomkins would be eligible to earn an annual bonus with a target amount of $250,000 and a LTI award with a target amount of $250,000 payable 50% in cash and 50% in restricted Company common stock. Following the end of fiscal year 2015, the Compensation Committee revised Mr. Tomkins' annual bonus to reflect a target of $260,000 and a target LTI award of $375,000, consisting of 2/3 stock options and 1/3 restricted stock units. This was done in recognition of the financial and leadership initiatives that Mr. Tomkins was able to achieve during fiscal year 2015, and is consistent with our revamped executive compensation program. The bonus for fiscal year 2015 and the bonuses and awards for subsequent years are dependent upon achievement of pre-established and objective goals and targets determined by the CEO and approved by the Compensation Committee, provided that Mr. Tomkins remains employed by the Company.

        If Mr. Tomkins' employment is terminated by the Company without "cause" or by Mr. Tomkins for "good reason" (as such terms are defined in the employment agreement) Mr. Tomkins would be entitled to receive payment of, at a minimum, (i) one year of his then-current base salary, (ii) an amount equal to his target annual bonus for the year of termination; (iii) payment of any earned but unpaid annual bonus for the year of termination, pro-rated for the number of days actually worked during the applicable fiscal year; and (iv) certain costs associated with the payment of medical benefits for 12 months following the termination date. Receipt of such benefits is conditioned upon his execution of a general release. The payments described in subclause (i) and (ii) would be payable over 12 months following the termination date. In the event of a termination without cause or resignation for good reason within 90 days of a "change of control", all unvested portions of the LTI awards granted (if any) will vest immediately. Upon termination of employment for any other reason, Mr. Tomkins is entitled under his employment agreement only to payment of his accrued but unpaid salary and any unused accrued vacation.

        Mr. Tomkins will be subject to the Company's standard non-competition and non-solicitation covenants for one year following his termination of employment, regardless of the reason for termination.

        For purposes of the employment agreement with Mr. Tomkins, the following terms are defined generally as set forth below:

        "good reason" is defined as (i) an aggregate reduction of 10% or more in executive's base salary, unless such reduction is part of a general reduction applicable to substantially all senior executives of the Company; (ii) a relocation of executive's principal work location of 50 miles or more; or (iii) a material and adverse change to, or a material reduction of, executive's duties and responsibilities to the Company.

        "cause" is defined as (i) embezzlement by the executive; (ii) executive's misappropriation of Company funds; (iii) executive's conviction of, or plea of guilty or nolo contendere to, any felony; (iv) executive's commission of any act of dishonesty, deceit or fraud which causes economic harm to the Company; (v) willful breach of executive's fiduciary duties owed to the Company; (vi) executive's material breach of the employment agreement; (vii) executive's willful failure to perform his duties; (viii) significant violation of Company policy, procedure, etc.; or (ix) engaging in activities or conduct reasonably likely to impair the reputation, operations, etc. of the business of the Company.

Jerome Shaw

        Mr. Shaw co-founded the Company and has been employed in executive capacities since 1950. Our arrangement with Mr. Shaw is unique to his position as co-founder and long-tenured executive of the Company and does not typify the arrangements we maintain with our executive officers. Though we feel this arrangement is appropriate for Mr. Shaw given his deep understanding of our business, operations and customers, we are not, and do not intend to be, party to arrangements that provide for benefits similar to those we agreed to provide to Mr. Shaw upon termination of his employment.

        The Company is a party to an employment agreement with Mr. Shaw dated May 1, 1987 and amended January 3, 1989. The employment term under his agreement continues until the April 30 that is five years after notice is given by either the Company or Mr. Shaw to terminate his employment. The agreement also provides for service thereafter for the remainder of Mr. Shaw's life as a consultant to the Company for annual consulting fees equal to 75% of his then current base salary for the first 10 years of the consulting period and 50% of the base salary for the remainder of the consulting period. If Mr. Shaw's termination of employment occurred on November 1, 2015, his applicable base salary would have been $517,005. The employment agreement permits Mr. Shaw to accelerate the commencement of the consulting period if a "change in control," as defined in his agreement, of the Company occurs or if the Company's office where Mr. Shaw presently performs his principal services is relocated to a different geographical area.

        Upon the death of Mr. Shaw, the Company will pay to his beneficiary an amount equal to three times his annual base salary at the date of death if his death occurred while employed as an executive, 2.25 times his annual base salary at the end of his employment as an executive if his death occurred during the first 10 years of the consulting period or 1.5 times his annual base salary at the end of his employment as an executive if his death occurred during the remainder of the consulting period. In the event that Mr. Shaw had died on November 1, 2015, his beneficiary would have been entitled to receive $1,551,015 from the Company. The amount would be payable over three years following his death.

        Under his employment agreement, Mr. Shaw is prohibited from engaging in any business competitive with the Company, competing with the Company for its customers or encouraging employees of the Company to leave their employment.

        These restrictions apply for the duration of the agreement and for one year thereafter if Mr. Shaw's employment is terminated by the Company for "cause," as defined in the agreement. Mr. Shaw will not be subject to these restrictions after a "change in control" of the Company occurs if, during his consulting period, he elects to terminate his employment agreement and relinquish any further payments or other benefits thereunder.

Rhona Driggs

        The Company is a party to an employment agreement with Ms. Driggs, dated November 25, 2013. The agreement provides for a base salary at the annual rate of $300,000, which may be adjusted from time to time in the Company's discretion. Ms. Driggs, under the terms of her agreement, is eligible to participate in the applicable Company incentive plan, as in effect from time to time. Pursuant to this program Ms. Driggs is eligible to earn incentive bonus dependent on both quarterly and annual performance metrics related to business unit performance and contributions to strategic initiatives.

        The employment agreement with Ms. Driggs provides for "at will" employment, but generally requires at least 10 days' written notice of termination by the Company without "cause" or by Ms. Driggs with or without "good reason" (as such terms are defined in the employment agreement and summarized below). Upon termination of employment by the Company without cause or by Ms. Driggs for good reason, Ms. Driggs will be entitled to, subject to the execution of a release of claims against the Company and, if requested, an exit interview as the Company may designate,

(1) continued payment of base salary and continued medical benefits for 12 months or continued payment of base salary for 24 months in the event of a "change of control" (as such term is defined in the employment agreement), (2) any earned incentive payment, based on pre-established target amounts for such year, prorated to account for days worked during the year of termination, and (3) costs associated with providing medical coverage for 12 months following the termination date. The 24 month continued salary benefit upon a change of control referred to in the previous sentence expired on November 25, 2015.

        The employment agreement contains non-competition and non-solicitation covenants that apply during employment and for one year following termination of employment.

        For purposes of employment agreements for Ms. Driggs, the following terms are defined generally as set forth below:

        "cause" means generally: (a) embezzlement by executive; (b) misappropriation by executive of funds of the Company; (c) executive's conviction of, plea of guilty to or plea of nolo contendere to a felony; (d) executive's commission of any act of dishonesty, deceit, or fraud which causes material economic harm to the Company; (e) a willful failure by executive of a fiduciary duty owed to the Company; (f) a material breach by executive of any provision of the employment agreement; (g) a willful failure by executive to substantially perform executive's duties; (h) a significant violation by executive of any rule, policy or procedure of the Company, or any contractual, statutory or common law duties owed to the Company; or (i) engaging in activities or conduct reasonably likely to impair the reputation, operations, prospects or business relations of the Company.

        "good reason" means generally the occurrence of any of the following events which continues uncured for a period of not less thirty (30) days following written notice given by executive to the Company within ninety (90) days following the occurrence of such event, unless executive specifically agrees in writing that such event shall not be good reason: (a) an aggregate reduction of ten percent (10%) or more in executive's base salary in one calendar year, unless such reduction is part of a general reduction applicable to all or substantially all senior executives of the Company; (b) a change of fifty (50) miles or more in the geographic location in which executive works; or (c) a material and adverse change to, or a material reduction of, executive's duties and responsibilities to the Company.

2.     Separation Agreements & Arrangements

Ronald Kochman

        On June 25, 2015, we entered into a separation agreement with Mr. Kochman, whereby he stepped down from all positions he held with us and our subsidiaries and affiliates. The separation agreement entitles Mr. Kochman to receive certain payments and benefits provided for in his employment agreement dated December 26, 2012 and in recognition of his service with the Company. In accordance with the terms of his employment agreement, Mr. Kochman will receive payment of his fiscal 2015 base salary for a period of 24 months, in an aggregate amount equal to $1,150,000 and reimbursement by the Company for premiums he incurs to continue coverage under the Company's medical plans pursuant to COBRA for a period of 24 months following the termination date.

        Mr. Kochman received $479,167 in satisfaction of the bonus-related severance payment he was eligible to receive under his employment agreement. Mr. Kochman also received $270,000 in cash and accelerated vesting of 40,000 shares of Company common stock in respect of (i) the remaining 1/3 of the unvested/unpaid portions of his 2013 LTI (13,333 shares of restricted stock and $90,000 in cash) and (ii) the remaining 2/3 of the unvested/unpaid portions of his 2014 LTI (26,667 restricted shares and $180,000 in cash.)

        In connection with Mr. Kochman's departure, the Board, in consultation with the Compensation Committee, agreed to accelerate the vesting of his unvested, outstanding stock options (including the stock options granted on July 3, 2014) and he has until the 18-month anniversary of June 25, 2015 (his separation date) to exercise such options.

        Mr. Kochman remains subject to his existing restrictive covenants, including a covenant not to compete for 12 months following the date of his resignation, which he must continue to comply with in order to continue to receive certain of the severance benefits. All of the foregoing payments and benefits were subject to Mr. Kochman's execution of a valid release of claims against the Company.

James Whitney

        Mr. Whitney left the Company effective March 20, 2015. Pursuant to the terms of his employment agreement, upon termination of employment by the Company without cause or by Mr. Whitney for good reason, Mr. Whitney was entitled to (1) a lump sum payment equal to one year of base salary, (2) the payment of any earned but unpaid bonus and (3) if Mr. Whitney elected to continue to participate in Company sponsored group health plans, payment of six months' of COBRA continuation coverage, less the amount Mr. Whitney would pay for such coverage if he were still an employee of the Company.

        In connection with Mr. Whitney's departure, we agreed to accelerate the vesting of the remaining 10,000 shares of restricted Company common stock that had been awarded to him in 2012 as sign-on equity and to pay him separation pay of $966,667 consisting of (i) one year of his current salary ($400,000), (ii) a pro rata bonus for fiscal year 2015 equal to five-twelfths of his target bonus of $400,000 for fiscal year 2014; (iii) $400,000 in long-term incentive payments earned during fiscal years 2013 and 2014 that otherwise would be due to be paid to Mr. Whitney in October 2015; and (iv) payment of $5,003 in respect of COBRA continuation coverage.

        Ms. Larson did not receive any payment with respect to her termination of employment, other than the accrued benefits and payment of earned but unused vacation days.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF NOVEMBER 1, 2015

        For a description and quantification of the payments and benefits to which Mr. Kochman, Mr. Whitney and Ms. Larson became entitled upon his/her termination of employment during fiscal year 2015, please refer to "Agreements with 2015 Named Executive Officers" section of the CD&A above. The chart below quantifies the payments and benefits to which Mr. Dean, Mr. Tomkins,

Mr. Shaw, and Ms. Driggs would have been entitled to upon termination of employment or in connection with a change in control had either event occurred on November 1, 2015.

Name	Termination without Cause or for Good Reason ($)	Death or Disability ($)	Termination without Cause or for Good Reason in Connection with a Change in Control ($)(1)
Michael D. Dean
Cash Severance(2)	2,600,000	—	2,600,000
Health Benefits	25,651	—	25,651
Stock Options(3)	52,795	—	52,795	(5)
Restricted Stock Units(4)	477,020	362,040	706,977	(5)
Total	3,155,466	362,040	3,385,423
Paul Tomkins
Cash Severance(2)	1,046,743	—	1,046,743
Health Benefits	17,101	—	17,101
Total	1,063,844	—	1,063,844
Rhona Driggs
Cash Severance(2)	362,865	57,500	668,230
Health Benefits	17,101	—	17,101
Total	379,966	57,500	685,331
Jerome Shaw
Fees from Consulting Arrangement(6)	3,877,538	—	3,877,538
Cash Severance(2)	—	1,551,015	—
Total	3,877,538	1,551,015	3,877,538

(1)
Assumes a change in control occurs on November 1, 2015 and that the applicable termination event occurs as of the same date.

(2)
For a description of how each executive's cash severance amount would be calculated, please see the "Agreements with 2015 Named Executive Officers" section in the CD&A. Mr. Dean did not have a target bonus for fiscal year 2015, as his new employment agreement was entered into shortly before the end of the 2015 fiscal year. For purposes of this disclosure, this table uses his fiscal year 2016 target bonus of $650,000 to quantify the bonus payments he would be entitled to as part of his severance and assumes no amount was paid in respect of a pro-rated bonus for the year of termination. If Mr. Dean's employment was terminated as result of the Company's non-renewal of his employment agreement, he would instead be entitled to receive $1,300,000, representing 1x the sum of (i) his annual salary and (ii) his target annual bonus.

(3)
Represents the intrinsic value of the acceleration of vesting of any stock options that vest upon the event. Intrinsic value is the difference between the exercise price of the stock option and the closing price of our common stock, which was $8.62 on November 1, 2015. In accordance with SEC guidelines, no amount is shown for any stock option the intrinsic value of which is $0 or less.

(4)
The acceleration value of restricted stock units is calculated as the closing price of our common stock on November 1, 2015 ($8.62) multiplied by the number of shares accelerating.

(5)
Per the terms of Mr. Dean's employment agreement, if a "change in control" (as defined in the 2015 Plan) occurred prior to his October 19, 2015 grant becoming effective (which would have been the case had he been terminated on November 1, 2015), he would receive one of the following: (i) if outstanding equity awards held by our other employees are assumed, converted or replaced by an acquiror, cash payments on the original vesting dates equal to the value of the adjusted equity awards as of the applicable payment dates or (ii) if outstanding equity awards held by other Company employees are not assumed, converted or replaced by an acquiror, a lump sum cash payment based on the value attributed to the shares of the Company as of the change in control date. The amounts reflected for Mr. Dean's stock options and restricted stock units underlying his October 19, 2015 grant in respect of a termination in connection with a change in control assume the scenario set forth in subclause (ii) above, with the value attributed to the shares being equal to our November 1, 2015 closing price of $8.62.

(6)
Upon any termination of employment (other than death), we are obligated to pay Mr. Shaw consulting fees in respect of his lifetime consulting role at an amount equal to (i) 75% of his then-base salary for the first 10 years of the consulting period and (ii) 50% of his then-base salary for the remainder of the consulting period. The amount included in the table above assumes a 10-year consulting period, recognizing that the actual consulting period may differ from this assumption.

Payments Resulting Automatically in Connection with a Change in Control as of November 1, 2015

        Had a change in control (as defined in the 2015 Plan) occurred on November 1, 2015, Mr. Dean would have been entitled to receive (i) $362,040, representing the value he would have recognized as a result of the accelerated vesting of the 42,000 restricted stock units granted on June 25, 2015 and (ii) $397,732, representing the acceleration value of the stock options and restricted stock units granted to him on October 19, 2015, using the same assumptions and valuation methods set forth in footnotes (3) and (4) above, for a total cash value of $759,772.

        Had a change in control (as such term is defined his employment agreement) occurred on November 1, 2015, Mr. Shaw would have the option of accelerating the consulting period, entitling him to begin receiving the payments described in footnote (6) above.

        No other 2015 Named Executive Officer would receive any payment, vesting or other benefit solely as a result of a change in control.

2015 Director Compensation

        Prior to May 11, 2015, the former Chairs of the Audit Committee, the Compensation Committee and the Nominating/Governance Committee were entitled to receive an additional $20,000, $5,000 and $5,000 per annum, respectively. The former members of the Audit Committee, other than the Chair, each received an additional $15,000 per annum, and former members of the Compensation Committee and Nominating Committee, other than the respective Chairs, each received an additional $3,000 per annum. These amounts were prorated for fiscal year 2015.

        On June 25, 2015, the Board approved compensation arrangements (the "Director Compensation Plan") for our non-employee directors and implemented share ownership guidelines for our non-employee directors. Pursuant to the Director Compensation Plan, each non-employee director received an annual retainer of $60,000, which was paid retroactively based on the non-employee director's date of appointment, to continue until the date of the next annual meeting. Pursuant to the Director Compensation Plan, the Chair of our Audit Committee receives an additional retainer of $20,000, the Chair of our Compensation Committee receives an additional retainer of $15,000, and the Chair of our Nominating Committee receives an additional retainer of $10,000. In addition, any non-employee director who also serves as a member of any committee (in a role other than Chair) would receive an additional payment of $5,000, provided that each non-employee director is only eligible to receive one $5,000 payment per year. In respect of his appointment to the position of non-executive Chairman of the Board, Mr. Messina received an additional $60,000 annual retainer.

        Our share ownership guidelines require that the non-employee directors each hold shares of Company common stock (including shares underlying any vested and unvested options) with a value equal to at least $300,000.

        The following table presents the total compensation for each person who served as a non-employee member of the Board for fiscal year 2015. The total compensation paid to Mr. Dean with respect to his role as a member of the Board is described and quantified in the "Fiscal Year 2015 Summary Compensation Table" and the "Fiscal Year 2015 Grants of Plan-Based Awards Table."

FISCAL YEAR 2015 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or paid in cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
James E. Boone	28,846	75,000	104,854	208,700
Nicholas S. Cyprus	40,865	75,000	104,854	220,719
Lloyd Frank	34,269	—	—	34,269
Bruce G. Goodman	67,212	75,000	104,854	247,066
Theresa A. Havell	74,346	75,000	104,854	254,200
Mark N. Kaplan	44,654	—	—	44,654
Dana Messina	33,558	75,000	104,854	213,412
John C. Rudolf	37,404	75,000	104,854	217,258
Deborah Shaw	31,154	—	—	31,154
Laurie Siegel	38,462	75,000	104,854	218,316
William H. Turner	43,096	—	—	43,096

(1)
On June 29, 2015, the non-employee directors were awarded 8,082 restricted shares under the Company's 2006 Plan. Amounts shown in the Stock Awards column reflect the aggregate grant date fair value of these awards determined in accordance with FASB ASC Topic 718.

(2)
On June 29, 2015, the non-employee directors (other than Mr. Dean) were each awarded 36,675 fully-vested stock options under the Company's 2006 Plan, with a strike price of $9.28. No options were exercised by the directors in fiscal year 2015. As of November 1, 2015, Mr. Frank, Mr. Goodman, Ms. Havell, Mr. Kaplan, Mr. Shaw and Mr. Turner had 3,000 outstanding stock option awards under the April 2009 grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Review of Transactions with Related Persons

        The Board has adopted a written policy regarding the review and approval of transactions involving certain persons that SEC regulations require to be disclosed in proxy statements, which are commonly referred to as "related person transactions." A "related person" is defined under the applicable SEC regulation and includes our directors, executive officers, nominees for director and beneficial owners of 5% or more of our common stock. Under the written policy, the Audit Committee is responsible for reviewing and approving any related person transactions, and will consider factors it deems appropriate including:

  •
  whether the transaction is on terms no more favorable than terms generally available to an unrelated third party under the same or similar circumstances;

  •
  the benefits to the Company; and

  •
  the extent of the related person's interest in the transaction.

        During fiscal years 2015, 2014 and 2013, we paid or accrued $1.1 million, $1.2 million, and $2.5 million respectively, to Troutman Sanders LLP, a law firm at which Lloyd Frank, a former member of the Board and of the Compensation Committee, is Senior Counsel, for services rendered to us and expenses reimbursed. In addition, during fiscal 2015 the Company paid $0.1 million in connection with a settlement agreement dated March 30, 2015 with Glacier Peak Capital LLC and certain of its affiliates, an investment firm of which the President and Senior Portfolio Manager, John C. Rudolf, serves on the Board.

        From time to time we have employed, and will continue to employ, relatives of executive officers, as well as relatives of other full-time employees. We believe that we have always employed, and will continue to employ, those individuals on the same terms that we employ unrelated individuals and for compensation that is less than the amount specified in Item 404 of Regulation S-K.

Director Independence; Executive Sessions of the Board

        The Board has determined that directors Dana Messina, Michael D. Dean, Bruce G. Goodman, Theresa A. Havell, John C. Rudolf, James E. Boone, Nicholas S. Cyprus and Laurie Siegel meet the current independence requirements under the applicable rules of the SEC and listing standards of the NYSE:MKT. The Board made these determinations based primarily upon a review of the responses of directors and director nominees to questions in a director and officer questionnaire regarding employment and compensation history, affiliations and family and other relationships and on discussions with them. The Board determined that there were no material relationships between any of such persons and the Company that could interfere with their exercise of independent judgment and that each meets the current independence requirements applicable to independent directors under the applicable listing standards of the NYSE:MKT to serve on the Board.

        The Board had also determined that Mr. Frank, a former member of the Board and of the Compensation Committee, met the current independence requirements under the applicable listing standards of the NYSE:MKT. We have retained Troutman Sanders LLP, or other law firms at which Mr. Frank is or was counsel, since 1962 to advise us with respect to our legal position on numerous matters. These firms have also rendered professional services to the estate of William Shaw, Jerome Shaw, Deborah Shaw, and Bruce G. Goodman and his spouse that were and are billed directly, principally for trust and estate and tax advice by attorneys other than Mr. Frank. The fees paid by us to Troutman Sanders LLP with respect to services rendered during fiscal year 2015, exclusive of disbursement reimbursement, represented less than 1% of the firm's consolidated gross revenues during the firm's 2015 fiscal year and were not material to the firm, which has approximately 620 attorneys.

Mr. Frank is deemed to beneficially own less than 1% of the outstanding shares of our common stock. Mr. Frank had no other interests that precluded him from being independent under the NYSE:MKT's criteria for service on the Board. The Board had determined that, in its judgment, such relationships did not interfere with Mr. Frank's exercise of his independent judgment and that he met the current independence requirements applicable to independent directors under rules of the NYSE:MKT to serve on the Board.

        The non-management directors have held executive sessions. In accordance with the listing standards of the NYSE:MKT, these sessions are intended to promote open discussion among non-management directors. As chosen by the non-management directors to preside at these sessions, Mr. Kaplan presided until May 11, 2015, Mr. Dean presided until October 19, 2015, and Mr. Messina has presided over these sessions since that time.

PRINCIPAL ACCOUNTING FEES AND SERVICES

        Our Audit Committee appointed Ernst & Young LLP as our independent Registered Public Accounting Firm for the fiscal years ended November 1, 2015, November 2, 2014 and November 3, 2013. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. We incurred the following fees to Ernst & Young LLP for fiscal years 2015, 2014 and 2013 (in thousands):

	Fiscal Year 2015	Fiscal Year 2014	Fiscal Year 2013
Audit Fees	$3,045	$3,830	$2,686
Audit-Related Fees	—	—	4
Tax Fees	—	5	4
All Other Fees	10	18	3

Total	$3,055	$3,853	$2,697

        Audit fees are for professional services rendered for the audit of the annual financial statements and the review of interim financial statements included in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

        Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees."

        Tax fees include fees for services provided in connection with tax compliance, planning and reporting. All other fees represent fees for products and services other than the services described above.

        The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining Ernst & Young LLP's independence and has determined that such services are compatible with maintaining Ernst & Young LLP's independence.

Pre-Approval Policy

        Pursuant to the Audit Committee's pre-approval policy, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for us by our independent auditors. The Audit Committee may delegate pre-approval authority to one or more of its members, and such member or members must report all pre-approval decisions to the Audit Committee at its next scheduled meeting. All audit and non-audit services for fiscal years 2015, 2014 and 2013 were pre-approved by the Audit Committee.

Item 4.    Approval of the Volt Information Sciences, Inc., 2015 Equity Incentive Plan, as Amended and Restated

        We currently have one active equity compensation plan. The Volt Information Sciences, Inc. 2006 Incentive Stock Plan (as amended, the "2006 Plan") was approved by the Board on September 6, 2006 and by our shareholders on April 5, 2007. The 2006 Plan will expire on September 5, 2016 and no awards may be granted from and after such date.

        On October 19, 2015, the Board approved and adopted (subject to the approval of our shareholders) the Volt Information Sciences, Inc. 2015 Equity Incentive Plan (as amended, the "Plan"). The Board subsequently approved an amendment to the Plan on January 13, 2016. If the Plan is approved by our shareholders, no future equity awards will be made pursuant to the 2006 Plan. Although no new awards may be granted under the 2006 Plan, following our shareholders' approval of the Plan, all previously granted awards under the 2006 Plan would continue to be governed by such plan. The Plan, if approved, will expire in 2025. In the event our shareholders do not approve the Plan, the Plan will not become effective.

        The Compensation Committee has the discretion to set performance goals applicable to certain awards under the Plan with the intent that such awards be qualified as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), for the purpose of exempting such awards from the $1.0 million deduction limitation imposed by Section 162(m) of the Code. Section 162(m) of the Code requires that the performance goals be disclosed and approved by the Company's shareholders. Therefore, shareholders are being asked to approve the complete text of the Plan, specifically with respect to the Performance Criteria set forth in the Plan, in order to satisfy the requirements under 162(m) of the Code.

        Though we are sensitive to potential dilution concerns amongst our shareholders, we firmly believe that our ability to profitably grow our business is inextricably anchored to our ability to attract and retain high-performing industry talent. Without the ability to compensate our executives with stock-based awards, we will have to compensate our executives solely using cash, which:

  •
  provides no meaningful incentive to create shareholder value;

  •
  would increase cash compensation expense; and

  •
  would use cash that could be better utilized if reinvested in our businesses or returned to our shareholders.

        It is equally important to realize that stock-based awards foster a pay-for-performance culture, even when based on a time-vesting schedule. By way of example, we used stock options and restricted stock units as the vehicle for Mr. Dean's fiscal year 2015 grant because (i) stock options are inherently performance based, as the executive will not realize any value from the option unless and until our share price increases following the date of grant; and (ii) the value of restricted stock units is based solely on our share price at the time such awards are settled.

Equity Plan Information as of November 1, 2015

        The information provided below is current as of November 1, 2015. We have not made any significant share issuances between November 1, 2015 and the date of this Proxy Statement.

        As of November 1, 2015:

  •
  There were 23,738,003 shares issued and 20,801,080 shares outstanding.

  •
  There were a total of 980,414 stock options outstanding, with an average exercise price of $9.14 and an average remaining term of 5.31 years.

  •
  There were a total of 50,159 restricted stock units outstanding, including 0 performance based restricted stock units, at target achievement, or a total of 50,159 restricted stock units outstanding, including 0 performance based restricted stock units, at maximum achievement.

  •
  There were a total of 135,343 shares available for future award under our 2006 Plan.

  •
  Our "burn rate" measures the number of shares under outstanding equity awards granted during a given year (disregarding cancellations), as a percentage of the weighted average number of shares of common stock outstanding for that fiscal year. It measures the potential dilutive effect of annual equity grants. Over the past three years, our burn rate was 0.53%, 1.70% and 2.71% (for the years ended November 3, 2013, November 2, 2014 and November 1, 2015).

  •
  Over the past three years, our average annual dilution was 2.68%, 3.77% and 4.95% (for the years ended November 3, 2013, November 2, 2014 and November 1, 2015). "Dilution" is measured as the total number of shares under all outstanding equity awards (i.e., share awards granted, less share award cancellations), as a percentage of the weighted average number of shares of common stock outstanding for that fiscal year.

  •
  Over the past three years, our "overhang rate" was 7.00%, 6.68% and 5.60% (for the years ended November 3, 2013, November 2, 2014 and November 1, 2015). Our overhang rate measures the total number of shares under all outstanding plan awards, plus the number of shares authorized for future plan awards, as a percentage of the weighted average number of shares of common stock outstanding for that fiscal year. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. If the Plan is approved by our shareholders, our overhang rate would be 19.36%, based on the weighted average number of shares of common stock outstanding for fiscal year 2015.

        Your Board recommends that you vote FOR this item.    Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this item.

Reasons Why You Should Vote for Item 4

        We believe our future success depends in part on our ability to attract, motivate and retain high quality employees, directors and consultants and that the ability to provide equity-based and/or incentive-based awards under the Plan is critical to achieving this success.

  •
  We would be at a significant competitive disadvantage if we could not use stock-based awards to recruit and compensate these individuals.

  •
  Replacing equity awards with cash would also increase cash compensation expense and use cash that would be better utilized if reinvested in our businesses or returned to our shareholders.

  •
  If the Plan is not approved, we will be compelled to increase significantly the cash component of our employee compensation, which may not align employee compensation interests with the investment interests of our shareholders as well as the alignment provided by equity based awards.

        The use of our stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that will be an important element of our overall compensation philosophy going forward. Equity compensation aligns the compensation interests of our directors, employees and consultants with the investment interests of our shareholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.

        The Plan permits the granting of (i) stock options, including incentive stock options (or ISOs) entitling the optionee to favorable tax treatment under Section 422 of the Code, (ii) stock appreciation rights ("SARs"), (iii) restricted stock, (iv) RSUs, (iv) performance awards, and (v) other awards valued in whole or in part by reference to or otherwise based on our common stock (as defined in the Plan, "other stock-based awards"). Each type of award is described below under "Types of Awards Under the Plan." Each of the awards will be evidenced by an award agreement setting forth the applicable terms and conditions. Some of the key features of the Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection. The Plan also permits the granting of cash-based awards.

        If the Plan is approved, 3,000,000 shares, plus any shares granted under the 2006 Plan that again become available for awards under the 2006 Plan prior to September 5, 2016, will be available for grant under the Plan. If the Plan is approved, no future awards will be granted under the 2006 Plan, but outstanding awards granted under the 2006 Plan will continue unaffected after the date on which our shareholders approve the Plan. Based on the closing price of our common stock on November 1, 2015 of $8.62 per share, the aggregate market value as of November 1, 2015, of the 3,000,000 shares proposed to be issued under the Plan was $25,860,000.

Plan Highlights

        Double-Trigger Vesting.    The Plan contains a "double-trigger" vesting provision, which generally provides that awards will not be accelerated upon a change in control of the Company if (i) an acquiror replaces or substitutes outstanding awards in accordance with the requirements of the Plan and (ii) a participant holding the replacement or substitute award is not involuntarily terminated within two years following the change in control.

        Independent Plan Administrator.    The Compensation Committee, which is composed of independent directors, administers the Plan and retains full discretion to determine the number and amount of awards to be granted under the Plan, subject to the terms of the Plan.

        Reasonable Plan Limits.    Subject to adjustment as described in the Plan, total awards under the Plan are limited to 3,000,000 shares of our common stock, plus any shares granted under the 2006 Plan that again become available for awards under the 2006 Plan prior to September 5, 2016. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

        The Plan also provides that, subject to adjustment as described in the Plan:

  •
  no participant will be granted awards (including stock options and SARs) under the Plan for more than 1,000,000 shares of common stock during any one fiscal year;

  •
  no participant will be granted a performance award under the Plan that is intended to qualify as "performance-based compensation" under Section 162(m) for more than 500,000 shares of common stock in respect of any single performance period; and

  •
  no non-employee member of the Board will be granted awards (including stock options and SARs) under the Plan for more than 317,500 shares of common stock during any one fiscal year.

        Shareholder Approval of Material Amendments.    The Plan requires us to seek shareholder approval for any material amendments to the Plan, such as materially increasing the number of shares available.

        Prohibition on the Repricing of Options and SARs.    The Plan prohibits the repricing of outstanding stock options or SARs without shareholder approval (outside of certain corporate transactions or adjustment events described in the Plan).

        No Transfers of Awards for Value.    The Plan requires that no awards granted under the Plan may be transferred for value, subject to exceptions for certain familial transfers.

        Full Value Awards Weighted More Heavily.    The settlement of one share pursuant to a full value award is deemed to reduce the authorized share pool under the Plan by two shares.

        No Liberal Recycling Provisions.    The Plan provides that only shares with respect to awards granted under the Plan that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again become available for award under the Plan. The following shares will not be added back to the aggregate plan limit: (1) shares tendered in payment of the exercise price; (2) shares withheld by the Company to satisfy the tax withholding obligation; and (3) shares that are repurchased by the Company with proceeds realized by the Company in connection with the exercise of a stock option or SAR.

        Minimum Vesting Requirements.    Subject to certain exceptions provided for under the Plan, awards granted under the Plan that vest on the basis of a participant's employment with or provision of services to the Company will be subject to a minimum vesting period of one year from the date of grant.

        No Discounted Stock Options or SARs.    The Plan requires that the exercise price for newly-issued stock options or SARs be at least 100% of the per share "fair market value" (as defined in the Plan) on the date of grant.

        Prohibition of Dividends or Dividend Equivalents on Unvested Performance Awards.    The Plan prohibits the current payment of dividends or dividend equivalents with respect to shares underlying performance-based awards prior to the achievement of the applicable performance objectives. Any such dividends or dividend equivalents will be deferred until and contingent upon the achievement of the underlying performance objectives.

Section 162(m)

        The Code limits to $1.0 million per year the deduction allowed for federal income tax purposes for compensation paid to the Chief Executive Officer and certain other highly compensated executive officers of public companies (the "Deduction Limit"). The Deduction Limit applies to compensation that does not qualify for any of a limited number of exceptions. The Deduction Limit does not apply to compensation paid under a shareholder-approved plan that meets certain requirements for "qualified performance-based compensation." The Compensation Committee considers the benefits Section 162(m) of the Code provides for federal income tax purposes and other relevant factors when determining executive compensation. However, the Compensation Committee may, from time to time, approve compensation that is not deductible under Section 162(m) of the Code if it determines that it is in our best interest to do so.

Summary of the Plan

        Set forth below is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the terms of the Plan, a copy of which is included in this Proxy Statement as Appendix A.

Purpose

        The Plan authorizes the Compensation Committee, or another committee designated by the Board and made up of two or more non-employee directors and outside directors, to provide equity-based or other incentive-based compensation for the purpose of attracting and retaining directors, employees and certain consultants and providing our directors, employees and such consultants incentives and rewards for superior performance.

        The Plan is designed to comply with the requirements of applicable federal and state securities laws, and the Code, including allowing us to issue awards that may comply with the performance-based exclusion from the deduction limitations under Section 162(m) of the Code.

Shares Subject to the Plan

        The Board has authorized the issuance of 3,000,000 shares of our common stock in connection with awards pursuant to the Plan, plus any shares granted under the 2006 Plan that again become available for awards under the 2006 Plan prior to September 5, 2016. No more than 3,000,000 of the total number of shares available for issuance under the Plan may be issued upon the exercise of ISOs. The number of shares with respect to awards (including options and SARs) that may be granted under the Plan to any individual participant in any single fiscal year may not exceed 1,000,000 shares (with grants to non-employee directors limited to 317,500 shares), and the maximum number of shares that may be paid to any individual participant in connection with awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code in respect of a single performance period may not exceed 500,000 shares (or the cash equivalent of such shares), each as subject to potential adjustment as described in the Plan.

        Any shares of our common stock covered by an award granted under the Plan, which for any reason is cancelled, forfeited or expires or, in the case of an award other than a stock option or SAR, is settled in cash, will again be available for awards under the Plan. However, (i) shares not issued or delivered as a result of the net settlement of an outstanding stock option or SAR, (ii) shares used to pay the exercise price or withholding taxes related to an outstanding award, and (iii) shares repurchased by the Company using proceeds realized by the Company in connection with a participant's exercise of an option or SAR, will not again become available for grant.

        Subject to the Plan's share counting rules, common stock covered by awards granted under the Plan will not be counted as used unless and until the shares are actually issued or transferred. However, common stock issued or transferred under awards granted under the Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added back to)

the aggregate share limit or other Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Plan, under circumstances further described in the Plan, but will not count against the aggregate share limit or other Plan limits described above. The various limits described above are subject to potential adjustment as described in the Plan.

Plan Administration

        The Plan is administered by the Compensation Committee. The Compensation Committee generally may select eligible participants to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Compensation Committee's determinations and interpretations under the Plan will be binding on all interested parties. The Compensation Committee may delegate to a subcommittee or to officers certain authority with respect to the granting of awards other than awards to certain officers and directors as specified in the Plan.

Eligibility

        Awards may be made by the Compensation Committee to any of our employees or certain qualifying consultants, or to employees or certain qualifying consultants of our affiliates, or non-employee directors who are members of the Board or the board of directors of our affiliates; provided that ISOs may only be granted to our employees or employees of our affiliates. Currently, there are approximately 140 individuals whom we believe would be eligible to participate in the Plan subject to any necessary approvals by the Compensation Committee, consisting of 100 employees (including prospective employees), 30 consultants, and seven non-employee directors who are members of the Board. Such Awards may be issued in order to attract, motivate and retain high quality employees, directors and consultants.

No Repricing Without Shareholder Approval

        Except in connection with a corporate transaction or other adjustment event described in the Plan, repricing of underwater options and SARs is prohibited without shareholder approval under the Plan.

Types of Awards Under the Plan

        Stock Options.    Option rights may be granted that entitle the optionee to purchase shares of our common stock at a price not less than (except with respect to Substitute Awards described below) fair market value at the date of grant, and may be ISOs, nonqualified stock options, or combinations of the two. Stock options granted under the Plan will be subject to such terms and conditions, including exercise price and conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. Payment in respect of the exercise of an option granted under the Plan may be made (i) in cash or its equivalent, or (ii) in the discretion of the Compensation Committee, by exchanging shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), or (iii) in the discretion of the Compensation Committee and subject to such rules as may be established by the Compensation Committee and applicable law, either through delivery of irrevocable instructions to a broker to sell the shares being acquired upon exercise of the option and to deliver promptly to us an amount equal to the aggregate exercise price or (iv) in the discretion of the Compensation Committee and subject to any conditions or limitations established by the Committee, by having us withhold from shares otherwise deliverable an amount equal to the aggregate option exercise price, or (v) by a combination of the foregoing, or (vi) by such other methods as may be approved by the Compensation Committee, provided that the combined value of all cash and cash equivalents and the fair market value of such shares so tendered to us or withheld as of the date of such tender or withholding is at least equal to the aggregate exercise price of the option. No stock option may be exercisable more than 10 years from the date of grant.

        Stock Appreciation Rights.    SARs granted under the Plan will be subject to such terms and conditions, including grant price and the conditions and limitations applicable to exercise thereof, as may be determined by the Compensation Committee and specified in the applicable award agreement. SARs may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. A SAR will entitle the participant to receive an amount equal to the excess of the fair market value of a share on the date of exercise of the SAR over the grant price thereof (which may not be (except with respect to Substitute Awards described below) less than fair market value on the date of grant). The Compensation Committee, in its sole discretion, will determine whether a SAR will be settled in cash, shares or a combination of cash and shares. No SAR may be exercisable more than 10 years from the date of grant.

        Restricted Stock and Restricted Stock Units.    Restricted stock and RSUs granted under the Plan will be subject to such terms and conditions, including the duration of the period during which, and the conditions, if any, under which, the restricted stock and RSUs may be forfeited to us, as may be determined by the Compensation Committee in its sole discretion. Each RSU will have a value equal to the fair market value of a share of our common stock. RSUs will be paid in cash, shares, other securities or other property, as determined by the Compensation Committee in its sole discretion, upon or after the lapse of the restrictions applicable thereto or otherwise in accordance with the applicable award agreement. Dividends paid on any Restricted Stock or dividend equivalents paid on any RSUs will be paid directly to the participant, withheld by us subject to vesting of the Restricted Stock or RSUs under the terms of the applicable award agreement, or may be reinvested in additional Restricted Stock or in additional RSUs, as determined by the Compensation Committee in its sole discretion.

        Performance Awards.    Performance awards granted under the Plan will consist of a right which is (i) denominated in cash or shares, (ii) valued, as determined by the Compensation Committee, in accordance with the achievement of such performance goals during such performance periods as the Compensation Committee will establish, and (iii) payable at such time and in such form as the Compensation Committee will determine. Subject to the terms of the Plan and any applicable award agreement, the Compensation Committee will determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award. Performance awards may be paid in a lump sum or in installments following the close of the performance period (as set forth in the applicable award agreement) or, in accordance with procedures established by the Compensation Committee, on a deferred basis. The Compensation Committee may require or permit the deferral of the receipt of performance awards upon such terms as the Compensation Committee deems appropriate and in accordance with Section 409A of the Code.

        Other Stock-Based Awards.    In addition to the foregoing types of awards, the Compensation Committee will have authority to grant to participants an "other stock-based award" (as defined in the Plan), which will consist of any right which is (i) not a stock option, SAR, restricted stock or RSU or performance award and (ii) an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock (including, without limitation, securities convertible into shares of our common stock), as deemed by the Compensation Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Compensation Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable award agreement, the Compensation Committee will determine the terms and conditions of any such other stock-based award, including the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under the Plan.

        Dividend Equivalents.    In the sole discretion of the Compensation Committee, an award (other than options or SARs), whether made as another stock-based award or as any other type of award issuable under the Plan, may provide the participant with the right to receive dividends or dividend equivalents, payable in cash, shares, other securities or other property and on a current or deferred basis. However, for awards with respect to which any applicable performance criteria or goals have not been achieved, dividends and dividend equivalents may be paid only on a deferred basis, to the extent the underlying award vests.

Performance Criteria

        The Plan requires that the Compensation Committee establish measurable "Performance Criteria" for purposes of any award under the Plan that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code. The Performance Criteria that will be used to establish such performance goal(s) will be based on one or more, or a combination of, the following: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income (before or after taxes); (v) division, group or corporate financial goals; (vi) return on shareholders' equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per share; (xii) earnings or net earnings; (xiii) operating earnings; (xiv) cash flow or free cash flow; (xv) attainment of strategic and operational initiatives; (xvi) appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) economic value-added models and comparisons with various stock market indices; (xxvi) reductions in costs; (xxvii) operating income; (xxviii) operating margin; (xxix) price per share; (xxx) return on investment; or (xxxi) total shareholder return. To the extent required under Section 162(m) of the Code, the Compensation Committee will, not later than the 90th day of a performance period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such performance period. Performance awards can be granted that either are intended to or not intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

Amendments

        The Board may amend the Plan from time to time without further approval by our shareholders, except where (i) the amendment would materially increase the benefits accruing to participants under the Plan, (ii) the amendment would materially increase the number of securities which may be issued under the Plan, or (iii) shareholder approval is required by applicable law or securities exchange rules and regulations, and provided that no such action that would materially impair the rights of any participant with respect to awards previously granted under the Plan will be effective without the participant's consent.

Transferability

        Each award, and each right under any award, will be exercisable only by the participant during the participant's lifetime, or, if permissible under applicable law, by the participant's guardian or legal representative, and no award may be sold, assigned, pledged, attached, alienated or otherwise transferred or encumbered by a participant, other than by will or by the laws of descent and distribution, and any such purported sale, assignment, pledge, attachment, alienation, transfer or encumbrance will be void and unenforceable against us or any affiliate; provided that the designation of a beneficiary will not constitute a sale, assignment, pledge, attachment, alienation, transfer or encumbrance. In no event will any award granted under the Plan be transferred for value. However, the Compensation Committee may permit the transferability of an award under the Plan by a participant to certain members of the participant's immediate family or trusts for the benefit of such persons or other entities owned by such persons.

Adjustments

        The number and kind of shares covered by outstanding awards and available for issuance or transfer (and Plan limits) under the Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of ours, issuance of warrants or other rights to purchase our shares or other securities, or other corporate transaction or event. In the event of any such transaction, the Compensation Committee may, in its discretion, adjust to prevent dilution or enlargement of benefits (i) the number of our shares or other securities (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the number of our shares or other securities of (or number and kind of other securities or property) subject to outstanding awards, and (iii) the grant or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, which, in the case of options and SARs will equal the excess, if any, of the fair market value of the shares subject to such options or SARs over the aggregate exercise price or grant price of such options or SARs. However, such adjustment to the Plan limits will be made only if and to the extent that such adjustment would not cause any ISO to fail to so qualify.

Change in Control

        Unless otherwise determined by the Compensation Committee on the date of grant or set forth in the applicable award agreement, no award will accelerate solely as a result of a change in control if a "replacement award" (as defined in the Plan) is promised to a participant in connection with such change in control. The vesting of a replacement award will only accelerate in connection with a change in control if the participant's employment is involuntarily terminated by the Company within two years following such change in control.

        Unless otherwise provided in the Plan or an award agreement, to the extent any Plan or award agreement provision would cause a payment of deferred compensation upon a change in control or termination of service that is subject to Section 409A of the Code, then payment will not be made unless the provisions comply with Section 409A of the Code. Any payment that would have been made but for the application of the preceding sentence will be made in accordance with the payment schedule that would have applied in the absence of a change in control or termination of employment or service, but disregarding any future service or performance requirements.

Withholding Taxes

        A participant may be required to pay to us, and, subject to Section 409A of the Code, we will have the right and are authorized to withhold from any award, from any payment due or transfer made under any award or under the Plan or from any compensation or other amount owing to a participant the amount (in cash, shares, other securities, other awards or other property) of any applicable withholding taxes in respect of an award, its exercise, or any payment or transfer under an award or under the Plan and to take such other action as may be necessary in our opinion to satisfy all obligations for the payment of such taxes. In the discretion of the Compensation Committee and subject to such rules as the Compensation Committee may adopt, a participant may satisfy, in whole or in part, the withholding liability by delivery of shares owned by the participant (which are not subject to any pledge or other security interest and which have been owned by the participant for at least six months) with a fair market value equal to such withholding liability or by having us withhold from the number of shares otherwise issuable upon the occurrence of a vesting event a number of shares with a fair market value equal to such withholding liability.

Detrimental Activity and Recapture Provisions

        Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions determined by the Compensation Committee, if a participant, either during (i) his or her employment or other service with us or an affiliate or (ii) within a specific period after termination of employment or service, engages in any "detrimental activity" (as defined in such award agreement). In addition, any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time or under Section 10D of the Securities Exchange Act of 1934, as amended, or the rules of any national securities exchange or national securities association on which our common stock is traded.

Termination

        No grant will be made under the Plan more than 10 years after October 19, 2015 (the date on which the Plan was approved by the Board), but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

Federal Income Tax Consequences Relating to Awards

        The following is a brief summary of some of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences. The following is not to be considered as tax advice to any persons who may be participants in the Plan, and any such persons are advised to consult with their own tax counsel.

Tax Consequences to Participants

        Non-qualified Stock Options.    In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

        Incentive Stock Options.    No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

        If shares of our common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period.

        Stock Appreciation Rights.    No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received on the exercise.

        Restricted Stock.    The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

        Restricted Stock Units.    No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of our common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

        Performance Awards.    No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received.

Tax Consequences to Us or Our Subsidiaries

        To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation under Section 162(m) of the Code.

Compliance with Section 162(m) of the Code

        The Plan is designed to enable us to provide certain forms of performance-based compensation to executive officers that may be able to meet the requirements for tax deductibility under Section 162(m) of the Code. The Compensation Committee considers the benefits Section 162(m) of the Code provides for federal income tax purposes and other relevant factors when determining executive compensation.

However, the Compensation Committee may, from time to time, approve compensation that is not deductible under Section 162(m) of the Code if it determines that it is in our best interest to do so.

Compliance with Section 409A of the Code

        To the extent applicable, it is intended that the Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Plan and any grants made under the Plan will be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Registration with the SEC

        We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the Plan by our shareholders.

New Plan Benefits

        On October 19, 2015, the Board approved a grant to our President and Chief Executive Officer, Michael D. Dean, consisting of stock options and RSUs. This grant was made in connection with Mr. Dean's appointment to the role of President and Chief Executive Officer for the purpose of incentivizing Mr. Dean to accept such position at a time when we were unable to grant awards under the 2006 Plan. This grant will be cancelled if the Plan is not approved by our shareholders at the Meeting.

        In connection with management and the Compensation Committee's review of our existing executive compensation programs, during fiscal year 2016 the Compensation Committee approved grants of awards to be made to certain executive officers and certain other employees pursuant to our new long-term incentive program. These grants will not become effective unless and until the Plan is approved by our shareholders at the Meeting. Though the grants have not yet been made, the Compensation Committee approved the target values of such grants, which are quantified in the table below.

        The future benefits or amounts that may be received by other potential participants under the Plan are discretionary and, therefore, not determinable at this time.

New Plan Benefits Table

        The table below sets forth the benefits or amounts that we expect to provide to the parties set forth below if the Plan is approved by our shareholders at the Meeting.

2015 Equity Incentive Plan
Name & Position	Dollar Value ($)	Number of Units (#)
Michael D. Dean, President & CEO	1,000,000	222,066
Paul Tomkins, SVP & Chief Financial Officer	375,000	—	(1)
Rhona Driggs, SVP—North America Staffing	165,000	—	(1)
Executive Officers	200,000	—	(1)
Non-Executive Officer Employees	520,000	—	(1)

(1)
The number of units consisting of two-thirds stock options and one-third restricted stock units. The number of units will be based on the price of the Company's common stock as of the date of grant and therefore is not yet determinable.

Equity Compensation Plan Information

        The following table sets forth information as of November 1, 2015 regarding shares of the common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company's equity compensation plans (other than the shares to be issued in respect of the 2015 Plan), as well as the number of shares available for issuance under such plans. No equity compensation plans have been adopted without the approval of the Company's shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (c)
Equity compensation plans approved by security holders
1995 Non-Qualified Stock Option Plan	—	—	—
2006 Incentive Stock Plan(1)	1,030,573	9.14	135,343
Equity compensation plans not approved by security holders	—	—	—

(1)
Following approval of the Plan by our shareholders, no future equity awards will be made pursuant to the 2006 Plan. However, outstanding awards granted under the 2006 Plan will continue unaffected after the date on which our shareholders approve the Plan.

        The following table sets forth information as of January 31, 2016 regarding shares of the common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company's equity compensation plans (other than the shares to be issued in respect of the 2015 Plan), as well as the number of shares available for issuance under such plans. No equity compensation plans have been adopted without the approval of the Company's shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (c)
Equity compensation plans approved by security holders
1995 Non-Qualified Stock Option Plan	—	—	—
2006 Incentive Stock Plan(1)	986,937	9.14	189,602	(2)
Equity compensation plans not approved by security holders	—	—	—

(1)
Following approval of the Plan by our shareholders, no future equity awards will be made pursuant to the 2006 Plan. However, outstanding awards granted under the 2006 Plan will continue unaffected after the date on which our shareholders approve the Plan.

(2)
Includes approximately 180,000 securities of common stock that may be awarded to new hires between the date of this Proxy Statement and the Meeting.

Item 5.    Other Matters

        The Board knows of no other matters that may properly be brought before the Meeting. However, if other matters should properly come before the Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors.

Michael D. Dean
President, Chief Executive Officer and Director

New York, New York
February 29, 2016

Appendix A

VOLT INFORMATION SCIENCES, INC.
2015 EQUITY INCENTIVE PLAN

VOLT INFORMATION SCIENCES, INC.
2015 EQUITY INCENTIVE PLAN

        Section 1.    Purpose. The purposes of this Volt Information Sciences, Inc. 2015 Equity Incentive Plan (as may be amended from time to time, the "Plan") are to promote the interests of Volt Information Sciences, Inc. and its stockholders by (a) attracting and retaining employees and directors of, and certain consultants to, the Company and its Affiliates; (b) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and/or (c) enabling such individuals to participate in the long-term growth and financial success of the Company.

        Section 2.    Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

        "Affiliate" shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.

        "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Stock-Based Award or Performance Compensation Award made or granted from time to time hereunder.

        "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company.

        "Board" shall mean the Board of Directors of the Company.

        "Cause" as a reason for a Participant's termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, "Cause" shall mean (i) persistent neglect or negligence in the performance of the Participant's duties; (ii) conviction (including, but not limited to, pleas of guilty or no contest) for any act of fraud, misappropriation or embezzlement, or for any criminal offense related to the Company, any Affiliate or the Participant's service; (iii) any deliberate and material breach of fiduciary duty to the Company or any Affiliate, or any other conduct that leads to the material damage or prejudice of the Company or any Affiliate; or (iv) a material breach of a policy of the Company or any Affiliate, such as the Company's code of conduct.

        "Change in Control" shall mean the occurrence of any of the following events:

        (a)   the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board (the "Voting Power") at such time; provided that the following acquisitions shall not constitute a Change in Control: (i) any such acquisition directly from the Company; (ii) any such acquisition by the Company; (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; or (iv) any such acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) below; or

        (b)   individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

        (c)   consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Power immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such transaction of the securities representing the Voting Power, (ii) no Person (excluding any entity resulting from such transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such transaction) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such transaction, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to such transaction, and (iii) at least a majority of the members of the board of directors of the entity resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement with respect to, or the action of the Board providing for, such transaction; or

        (d)   approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in paragraph (a), (b), (c) or (d) above, with respect to such Award, shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a "change in control event," as defined in Treasury Regulation §1.409A-3(i)(5).

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" shall mean the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is required to be a "Non-Employee Director" (within the meaning of Rule 16b-3) and an "outside director" (within the meaning of Section 162(m) of the Code) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan.

        "Company" shall mean Volt Information Sciences, Inc. together with any successor thereto.

        "Disability" shall mean a physical or mental disability or infirmity that prevents the performance by the Participant of his or her duties lasting (or likely to last, based on competent medical evidence presented to the Company) for a continuous period of six months or longer.

        "Effective Date" shall have the definition as set forth in Section 19(a) of the Plan.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        "Existing Plan" shall mean the Volt Information Sciences, Inc. 2006 Incentive Stock Plan.

        "Fair Market Value" shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, as of any date, the closing sale price (excluding any "after hours" trading) of the Shares on the date of grant or the date of calculation, as the case may be, on the stock exchange or over the counter market on which the Shares are principally trading on such date (or on the last preceding trading date if Shares were not traded on such date) if the Shares are readily tradable on a national securities exchange or other market system, and if the Shares are not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Shares.

        "Good Reason" as a reason for a Participant's termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, "Good Reason" shall mean (i) a material diminution in the Participant's base salary from the level immediately prior to the Change in Control; or (ii) a material change in the geographic location at which the Participant must primarily perform the Participant's services (which shall in no event include a relocation of the Participant's current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change in Control; provided that no termination shall be deemed to be for Good Reason unless (a) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 90 days after the initial existence of the occurrence of such facts or circumstances, (b) to the extent curable, the Company has failed to cure such facts or circumstances within 30 days of its receipt of such written notice, and (c) the effective date of the termination for Good Reason occurs no later than one 180 days after the initial existence of the facts or circumstances constituting Good Reason.

        "Incentive Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the requirements of Section 422 of the Code.

        "Involuntary Termination" shall mean termination by the Company of a Participant's employment or service by the Company without Cause or termination of a Participant's employment by the Participant for Good Reason. For avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant's employment or service by the Company for Cause or due to the Participant's death, Disability or resignation without Good Reason.

        "Negative Discretion" shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award; provided, that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such

Performance Period have not been attained or (b) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) or 11(d)(vi) of the Plan.

        "Non-Qualified Stock Option" shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option or does not meet the requirements of Section 422 of the Code or any successor provision thereto.

        "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        "Other Stock-Based Award" shall mean any right granted under Section 10 of the Plan.

        "Participant" shall mean any employee of, or consultant to, the Company or its Affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee, or its designee, to receive an Award under the Plan.

        "Performance Award" shall mean any right granted under Section 9 of the Plan.

        "Performance Compensation Award" shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

        "Performance Criteria" shall mean the measurable criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any performance-based Awards under the Plan, including, but not limited to, Performance Compensation Awards. Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Affiliates. The Performance Criteria may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Committee may grant performance-based Awards subject to Performance Criteria that are either Performance Compensation Awards or are not Performance Compensation Awards. The Performance Criteria that will be used to establish the Performance Goal(s) for Performance Compensation Awards shall be based on one or more, or a combination of, the following: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income (before or after taxes); (v) division, group or corporate financial goals; (vi) return on stockholders' equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per Share; (xii) earnings or net earnings; (xiii) operating earnings; (xiv) cash flow or free cash flow; (xv) attainment of strategic and operational initiatives; (xvi) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) economic value-added models and comparisons with various stock market indices; or (xxvi) reductions in costs; (xxvii) operating income; (xxviii) operating margin; (xxix) price per Share; (xxx) return on investment; (xxxi) total shareholder return. To the extent required under Section 162(m) of the Code, the Committee shall, not later than the 90th day of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

        "Performance Formula" shall mean, for a Performance Period, one or more objective formulas applied against the relevant Performance Goal to determine, with regard to a performance-based Award (including, but not limited to, a Performance Compensation Award) of a particular Participant, whether all, some portion but less than all, or none of the performance-based Award has been earned for the Performance Period.

        "Performance Goals" shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time not later than the 90th day of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as "performance-based compensation" under Section 162(m) of the Code), in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or its Affiliates; or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or its Affiliates, or the financial statements of the Company or its Affiliates, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

        "Performance Period" shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a performance-based Award, including, but not limited to, a Performance Compensation Award.

        "Person" shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government, political subdivision or other entity.

        "Restricted Stock" shall mean any Share granted under Section 8 of the Plan.

        "Restricted Stock Unit" shall mean any unit granted under Section 8 of the Plan.

        "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

        "SEC" shall mean the Securities and Exchange Commission or any successor thereto, and shall include, without limitation, the Staff thereof.

        "Shares" shall mean the common stock of the Company, par value $0.10 per share, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction, or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.

        "Stock Appreciation Right" shall mean any right granted under Section 7 of the Plan.

        "Substitute Awards" shall mean any Awards granted under Section 4(c) of the Plan.

        Section 3.    Administration.

        (a)   The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with respect to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration or operation of the Plan.

        (b)   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, but not limited to, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

        (c)   The mere fact that a Committee member shall fail to qualify as a "Non-Employee Director" or "outside director" within the meaning of Rule 16b-3 and Section 162(m) of the Code, respectively, shall not invalidate any Award otherwise validly made by the Committee under the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to non-employee directors under the Plan.

        (d)   No member of the Board or the Committee and no employee of the Company or any Affiliate shall be liable for any determination, act or failure to act hereunder (except in circumstances involving his or her bad faith), or for any determination, act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Board and the Committee and any agent of the Board or the Committee who is an employee of the Company or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any determination, act or failure to act with respect to their duties on behalf of the Plan (except in circumstances involving such person's bad faith).

        (e)   With respect to any Performance Compensation Award granted to a "covered employee" (within the meaning of Section 162(m) of the Code) under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

        (f)    The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such subcommittee. In addition, subject to applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or "covered employees" (within the meaning of Section 162(m) of the Code). The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate whose employees have benefited from the Plan, as determined by the Committee.

        Section 4.    Shares Available for Awards.

        (a)   Shares Available.

          (i)    Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, the sum of (A) 3,000,000 Shares, plus (B) any Shares granted under the Existing Plan that again become available for Awards under the Existing Plan prior to September 5, 2016 in accordance with the terms and conditions of the Existing Plan, plus (C) any Shares that again become available for Awards under the Plan in accordance with Section 4(a)(ii). Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 3,000,000 Shares. Subject in each instance to adjustment as provided in Section 4(b), the maximum number of Shares with respect to which Awards (including, without limitation, Options and Stock Appreciation Rights) may be granted to any single Participant in any fiscal year shall be 1,000,000 Shares, the maximum number of Shares which may be paid to a Participant in the Plan in connection with the settlement of any Award(s) designated as "Performance Compensation Awards" in respect of a single calendar year (including, without limitation, as a portion of the applicable Performance Period) shall be as set forth in Section 11(d)(vi), and the maximum number of Shares with respect to which Awards (including, without limitation, Options and Stock Appreciation Rights) may be granted to any single non-employee member of the Board in any fiscal year shall be 317,500 Shares. In the case of any Awards granted under the Plan, (x) each Share with respect to which an Option or stock-settled Stock Appreciation Right is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one Share and (y) each Share with respect to which any other Award denominated in Shares (other than an Option or Stock Appreciation Right) is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by two Shares.

          (ii)   Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that (in whole or in part) have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. For the avoidance of doubt, the following Shares shall not again be made available for delivery to Participants under the Plan: (A) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (B) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, and (C) Shares repurchased by the Company using proceeds realized by the Company in connection with a Participant's exercise of an Option or Stock Appreciation Right.

        (b)   Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of Shares specified in Section 4(a)(i) (and, to the extent consistent with Section 162(m) of the Code, Section 11(d)(vi)) of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 4(b); provided, however, that any such adjustment to the numbers specified in Section 4(a)(i) of the Plan (and, to the extent consistent with Section 162(m) of the Code, Section 11(d)(vi) of the Plan) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

        (c)   Substitute Awards.

          (i)    Awards may be granted under the Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in an acquisition or merger transaction with the Company or any subsidiary of the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code.

          (ii)   In the event that an entity acquired by the Company or any subsidiary of the Company, or with which the Company or any subsidiary of the Company merges, has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could not have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any subsidiary of the Company prior to such acquisition or merger. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

          (iii)  Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits described in Section 4(a)(i) of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will be added to the aggregate limit described in Section 4(a)(i) of the Plan.

        (d)   Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

        Section 5.    Eligibility. Any employee of, or consultant to, the Company or any of its Affiliates (including, but not limited to, any prospective employee), or non-employee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

        Section 6.    Stock Options.

        (a)   Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Non-Qualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.

        (b)   Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which exercise price (except with respect to Substitute Awards) shall not be less than the Fair Market Value per Share on the date of grant.

        (c)   Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

        (d)   Payment.

          (i)    No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (A) in cash or its equivalent, (B) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months), (C) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, (D) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by the Company's withholding of Shares otherwise issuable upon exercise of an Option pursuant to a "net exercise" arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (E) by a combination of the foregoing, or (F) by such other methods as may be approved by the Committee and subject to such rules as may be established by the Committee and applicable law, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.

          (ii)   Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee and applicable law, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

        Section 7.    Stock Appreciation Rights.

        (a)   Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.

        (b)   Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of one Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

        Section 8.    Restricted Stock and Restricted Stock Units.

        (a)   Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may vest and/or be forfeited to the Company, and the other terms and conditions of such Awards.

        (b)   Transfer Restrictions. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company's transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant's legal representative, or the transfer agent shall remove the restrictions relating to the transfer of such Shares. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement.

        (c)   Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of one Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon or after the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock or dividend equivalents paid on any Restricted Stock Units shall be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Stock or Restricted Stock Units, as applicable, pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion. Shares of Restricted Stock and Shares issued in respect of Restricted Stock Units may be issued with or without other payments therefor or such other consideration as may be determined by the Committee, consistent with applicable law.

        Section 9.    Performance Awards.

        (a)   Grant. The Committee shall have sole authority to determine the Participants who shall receive a Performance Award, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

        (b)   Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. The Committee may require or permit the deferral of the receipt of Performance Awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

        (c)   Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period, as set forth in the applicable Award Agreement.

        Section 10.    Other Stock-Based Awards. The Committee shall have authority to grant to Participants an Other Stock-Based Award, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 of the Plan, and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including, but not limited to, the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under the Plan.

        Section 11.    Performance Compensation Awards.

        (a)   General. The Committee shall have the authority, at the time of grant of any Award described in Sections 8 through 10 of the Plan, to designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Code.

        (b)   Eligibility. The Committee will, in its sole discretion, designate not later than the 90th day of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. Designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period, and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder for such period or any other period.

        (c)   Discretion of the Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the

Performance Goals(s) that is/are to apply, and the Performance Formula, as applicable. Not later than the 90th day of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

        (d)   Payment of Performance Compensation Awards.

          (i)    Unless otherwise provided in the Plan or the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

          (ii)   Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Award has been earned for the Performance Period.

          (iii)  Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the Performance Period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

          (iv)  Negative Discretion. In determining the final payout of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

          (v)   Timing of Award Payments. The Awards granted for a Performance Period shall be paid as provided for in any applicable Award Agreement.

          (vi)  Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan in respect of any single calendar year (including, without limitation, as a portion of the applicable Performance Period) is 500,000 Shares or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first day of the Performance Period(s) to which such Performance Compensation Award relates. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Performance Compensation Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of the Shares subject to such Performance Compensation Award from the date such Performance Compensation Award is deferred to the payment date.

        Section 12.    Certain Restrictions on Vesting of Awards. Notwithstanding any provision contained in the Plan to the contrary and except with respect to a maximum of 5% of the Shares available for Awards under the Plan, unless otherwise determined by the Committee or as otherwise set forth in an applicable Award Agreement, Awards granted pursuant to Sections 6, 7, 8, 9 and 10 of the Plan which vest on the basis of the Participant's employment with or provision of services to the Company shall be subject to a minimum vesting period of one-year from the date of grant.

        Section 13.    Amendment and Termination.

        (a)   Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, or (iii) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

        (b)   Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, except in the case of a Performance Compensation Award where such action would result in the loss of the otherwise available exemption of the Performance Compensation Award under Section 162(m) of the Code (in such case, the Committee will not make any modification of the Performance Criteria/Goals with respect to such Performance Compensation Award); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

        (c)   Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

        (d)   Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or to cancel Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without stockholder approval. This Section 13(d) is intended to prohibit the repricing of "underwater" Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4(b) of the Plan.

        Section 14.    Change in Control.

        Unless otherwise determined by the Committee in a written resolution upon or prior to the date of grant or set forth in an applicable Award Agreement, (i) the vesting of any Award that is a "Replaced Award" (as such term is defined below) will not be accelerated, and any applicable restrictions thereon will not lapse, solely as a result of a Change in Control; and (ii) in the event of a Change in Control, the following acceleration, exercisability and valuation provisions will apply:

        (a)   Upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted

Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award will lapse, and each Award will be fully vested (with any applicable Performance Goals deemed to have been achieved at a target level as of the date of such vesting), except to the extent that an award meeting the requirements of Section 14(b) hereof (a "Replacement Award") is provided to the Participant holding such Award in accordance with Section 14(b) hereof to replace or adjust such outstanding Award (a "Replaced Award").

        (b)   An award meets the conditions of this Section 14(b) (and hence qualifies as a Replacement Award) if (i) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including, but not limited to, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 14(b) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the Replaced Award or Replacement Award with Section 409A of the Code). Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

        (c)   Upon the Involuntary Termination, during the period of two years immediately following a Change in Control, of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such Involuntary Termination that the Participant also held as of the date of the Change in Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (provided, however, that, if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

        (d)   Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any provision of the Plan or an applicable Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a "change in control event" within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a "separation from service" within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service, but disregarding any future service and/or performance requirements.

        Section 15.    Non-U.S. Participants. In order to facilitate the granting of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America or who provide services to the Company or an Affiliate under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

        Section 16.    Detrimental Activity and Recapture Provisions. Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, including, without limitation, in the event that a Participant, during employment or other service with the Company or an Affiliate, shall engage in activity detrimental to the business of the Company. In addition, notwithstanding anything in the Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Shares may be traded or under any clawback policy adopted by the Company.

        Section 17.    General Provisions.

        (a)   Nontransferability.

          (i)    Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative.

          (ii)   No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. In no event may any Award granted under the Plan be transferred for value.

          (iii)  Notwithstanding the foregoing, at the discretion of the Committee, an Award may be transferred by a Participant solely to the Participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons, subject to any restriction in the applicable Award Agreement.

        (b)   Dividend Equivalents. In the sole discretion of the Committee, an Other Stock-Based Award or an Award granted pursuant to Sections 8 or 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that in the case of Awards with respect to which any applicable Performance

Goals have not been achieved, dividends and dividend equivalents may be paid only on a deferred basis, to the extent the underlying Award vests.

        (c)   No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, Awards, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each or any Participant (whether or not such Participants are similarly situated).

        (d)   Share Certificates. Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (e)   Withholding.

          (i)    A Participant may be required to pay to the Company or any Affiliate, and, subject to Section 409A of the Code, the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan, and to take such other action(s) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

          (ii)   Without limiting the generality of clause (i) above, in the discretion of the Committee and subject to such rules as it may adopt (including, without limitation, any as may be required to satisfy applicable tax and/or non-tax regulatory requirements) and applicable law, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option (or the settlement of such Award in Shares) a number of Shares with a Fair Market Value equal to such withholding liability.

        (f)    Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

        (g)   No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, restricted stock units, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

        (h)   No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting or other service relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting or other service relationship, free from any liability or any claim under the Plan or any

Award Agreement, unless otherwise expressly provided in any applicable Award Agreement or any applicable employment or other service contract or agreement with the Company or an Affiliate.

        (i)    No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.

        (j)    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York, applied without giving effect to its conflict of laws principles.

        (k)   Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (l)    Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the requirements of all applicable securities laws.

        (m)  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

        (n)   No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated without additional consideration.

        (o)   Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code.

        (p)   Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        Section 18.    Compliance with Section 409A of the Code.

        (a)   To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

        (b)   Neither a Participant nor any of a Participant's creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of Code) payable under the Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant's benefit under the Plan and Awards granted hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

        (c)   If, at the time of a Participant's separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the earlier of (A) the first business day of the seventh month following the Participant's separation from service or (B) the date of the Participant's death.

        (d)   Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that the Plan and/or Awards granted hereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant's prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions (including, without limitation, amendments, policies, procedures and actions with retroactive effect) as the Committee determines are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, including, without limitation, any regulations or other guidance that may be issued after the date of the grant. In any case, notwithstanding anything to the contrary, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant's account in connection with the Plan and Awards granted hereunder (including, but not limited to, any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

        Section 19.    Term of the Plan.

        (a)   Effective Date. The Plan shall be effective as of October 19, 2015, which was the date of its approval by the Board (the "Effective Date"), subject to approval of the Plan by the stockholders of the Company within 12 months of the Effective Date (with such approval of stockholders being a condition to the right of each Participant to receive any Awards or benefits hereunder). Any Awards granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Award, the Committee specifies otherwise at the time of grant), but no such Award may be exercised or settled, and no restrictions relating to any Award may lapse, prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Award shall be canceled. Subject to approval of the Plan by the stockholders of the Company within

12 months of the Effective Date, no award grants will be made under the Existing Plan following such stockholder approval, except that outstanding awards granted under the Existing Plan shall continue unaffected from and after the date on which such stockholder approval occurs.

        (b)   Expiration Date. No Award will be granted under the Plan more than ten years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOLT INFORMATION SCIENCES, INC. 1133 AVENUE OF THE AMERICAS 15TH FLOOR NEW YORK, NY 10036 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 James E. Boone 06 Laurie Siegel 02 Nicholas S. Cyprus 07 Bruce G. Goodman 03 Michael D. Dean 04 Dana Messina 05 John C. Rudolf The Board of Directors recommends you vote FOR the following proposals: For 0 0 0 Against 0 0 0 Abstain 0 0 0 2. Vote to ratify the appointment of Ernst & Young LLP as our independent Registered Public Accounting Firm for 2016. Vote to approve, on a non-binding, advisory basis, the Company's executive compensation. 3. 4. Vote to approve the Company's 2015 Equity Incentive Plan. NOTE: This proxy, when properly executed, will be voted in the manner directed herein. If no specification is made, this proxy will be voted "For" the election of all director nominees listed in Proposal 1, "For" Proposal 2, "For" Proposal 3, and "For" Proposal 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000268709_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice & Proxy Statement are available at www.proxyvote.com Volt Information Sciences, Inc. Proxy Card Solicited on Behalf of the Board of Directors The undersigned appoints Michael D. Dean and Paul Tomkins, and each of them, proxies with full power of substitution, to vote the shares of stock of Volt Information Sciences, Inc. (the "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at 2401 N. Glassell Street, Orange, CA 92865 on Thursday, June 9, 2016, at 10:00 a.m. (PDT), and any adjournment thereof. Volt Information Sciences’ employees. If you are a current or former employee of the Company, this card also provides voting instructions for shares held in the Volt Information Sciences, Inc. Savings Plan. If you are a participant and have shares of common stock of the Company allocated to your account under the Plan, you have the right to direct Charles Schwab Bank, the Trustee of the Plan (the "Trustee"), to vote the shares held in your account. The Trustee will vote allocated shares for which no direction is received and unallocated shares, if any (together "Undirected Shares"), in the same proportion as the shares for which direction is received, subject to the Plan documents. The tabulator must receive your instructions by 4:00 p.m. (EDT) on Tuesday, June 7, 2016 in order to communicate your instructions to the Trustee, who will then vote all the shares of common stock of the Company which are credited to the undersigned’s account as of May 13, 2016. Under the Plan, you are a "named fiduciary" for the purpose of voting shares in your account and your proportionate share of the Undirected Shares. This means that you have ultimate authority to control the manner in which the shares are voted. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the Trustee to vote these shares, in person or by proxy, as designated herein, at the Annual Meeting of Shareholders. Continued and to be signed on reverse side 0000268709_2 R1.0.1.25